Exhibit 10.21
OFFICE LEASE
THIS OFFICE LEASE ("Lease"), made this 17 day of November, 2015, by and between HIGHWOODS REALTY LIMITED PARTNERSHIP, a North Carolina limited partnership (“Landlord”), and SURGERY PARTNERS, INC., a Delaware corporation (“Tenant”), provides as follows:

1.	BASIC DEFINITIONS AND PROVISIONS. The following basic definitions and provisions apply to this Lease:
a.Premises.    Total Rentable Square Feet:    56,141
Suite 400:    28,733
Suite 500:    27,408

Suites:        400 and 500
Building:        Seven Springs II
Office Park:     Seven Springs
Street Address:    310 Seven Springs Way
City/County:    Brentwood/Davidson
State/Zip Code:    Tennessee 37027

b.Term.    Number of Months:            126
Commencement Date:    July 1, 2017
Rent Commencement Date:    January 1, 2018
Expiration Date:        December 31, 2027

c.Lease Year. The term “Lease Year” shall have the following meaning: the first Lease Year shall commence as of the Commencement Date and shall end on the last day of the 12th full month thereafter. If the Commencement Date is not the first day of a calendar month, the first Lease Year shall include the partial month in which the Commencement Date occurs and the 12 full months immediately following the partial month. Each successive Lease Year shall be the 12-month period commencing on the day immediately following the last day of the prior Lease Year.

d.Permitted Use. General office use in connection with Tenant’s healthcare services operations.

e.Occupancy Limitation.    No more than 4.5 employees/personnel per 1,000 rentable square feet of the Premises (exclusive of Tenant’s clients, visitors and guests).

f.Base Rent. The minimum base rent (“Base Rent”) for the Term is $20,285,427.48, payable in monthly installments on the 1st day of each month in accordance with the following Base Rent Schedule:

PERIOD	RATE	MONTHLY RENT	ANNUAL RENT
07/01/17 - 12/31/17	$0.00*	$0.00	$0.00
01/01/18 - 12/31/18	$33.00	$154,387.75	$1,852,653.00
01/01/19 - 12/31/19	$33.66	$157,475.51	$1,889,706.12
01/01/20 - 12/31/20	$34.33	$160,610.04	$1,927,320.48
01/01/21 - 12/31/21	$35.02	$163,838.15	$1,966,057.80
01/01/22 - 12/31/22	$35.72	$167,113.04	$2,005,356.48
01/01/23 - 12/31/23	$36.43	$170,434.72	$2,045,216.64
01/01/24 - 12/31/24	$37.16	$173,849.96	$2,086,199.52
01/01/25 - 12/31/25	$37.91	$177,358.78	$2,128,305.36
01/01/26 - 12/31/26	$38.66	$180,867.59	$2,170,411.08
01/01/27 - 12/31/27	$39.44	$184,516.75	$2,214,201.00
CUMULATIVE BASE RENT: $20,285,427.48
*Landlord is agreeing to waive minimum Base Rent for the first six months of the Term; and the Base Rent for such period otherwise would have been $154,387.75 per month. Accordingly, Landlord has agreed to conditionally waive receipt of $926,326.50 (the “Conditionally Waived Rent”) subject to Tenant’s compliance with all terms and provisions of this Lease. In the event of any default by Tenant under this Lease during the initial Term that is not cured within any relevant grace or cure period, all of the Conditionally Waived Rent, or so much of it as would have by then accrued but for such conditional waiver, may then, at Landlord’s option exercised by written notice to Tenant, become immediately due and payable; and Base Rent shall prospectively accrue as if there had been no agreement as to the Conditionally Waived Rent. Upon expiration of the initial Term of this Lease, without any such uncured default and acceleration, the Conditionally Waived Rent shall be permanently forgiven.

g.Rent Payment Address.     HIGHWOODS REALTY LIMITED PARTNERSHIP
P. O. Box 409355
Atlanta, GA 30384
Tax ID #: 56-1869557
h.Security Deposit.        [None]

i.Business Hours.        8:00 A.M. to 6:00 P.M. Monday through Friday (excluding National and State Holidays) and 8:00 A.M. to Noon on Saturdays.

j.After Hours HVAC Rate.    $50.00 per hour, per zone, with a minimum of two hours per occurrence.

k.Parking.             Not to exceed 4.5 spaces per 1,000 rentable square feet. As part of this parking allocation, Tenant shall have the use of 15 reserved parking spaces located on the first floor/grade level of the Building's parking structure, with the exact location on such floor/level to be determined by Landlord. The remaining spaces will be available on an unreserved and nonexclusive basis.

l.Notice Addresses.
LANDLORD:    HIGHWOODS REALTY LIMITED PARTNERSHIP
c/o Highwoods Properties, Inc.
3322 West End Ave., Suite 600
Nashville, Tennessee 37203
Phone: 615/320-5566
Facsimile #: 615/320-5607
with a copy to:    HIGHWOODS REALTY LIMITED PARTNERSHIP
c/o Highwoods Properties, Inc.
3100 Smoketree Court, Suite 600
Raleigh, North Carolina 27604
Attn: Manager, Lease Administration and Legal Department
Facsimile #: 919/876-2448
TENANT:     Pre-Commencement Date:
SURGERY PARTNERS, INC.
40 Burton Hills Boulevard, Suite 500
Nashville, Tennessee 37215
Attn: General Counsel
Phone: ________
Facsimile#: ________
Post-Commencement Date:
SURGERY PARTNERS, INC.
310 Seven Springs Way, Suite 500
Brentwood, Tennessee 37027
Attn: General Counsel
Phone: ________
Facsimile#: ________
m.Broker    Cushman & Wakefield ("C&W"), with Eakin Partners, LLC ("Eakin") as its co-broker. Landlord will pay a commission in connection with this Lease to C&W pursuant to a separate agreement with C&W, and C&W will be responsible for paying Eakin any portion of the commission that may be due to Eakin pursuant to their separate agreement.

n.Tenant’s Authorized Representative: Brian Blankenship

2.LEASED PREMISES.
a.Premises. Landlord leases to Tenant and Tenant leases from Landlord the Premises identified in Section 1a and as more particularly shown on Exhibit A, attached hereto, in the Building identified in Section 1a, which is to be constructed by Landlord.

b.Common Areas. Tenant shall have non-exclusive access to those portions of the Building not set aside for leasing to tenants or reserved for Landlord’s exclusive use, including, but not limited to, entrances, hallways, lobbies, elevators, restrooms, walkways, parking areas, drives, and structures, and plazas, if any (“Common Areas”). Landlord has the exclusive right to (i) designate the Common Areas, (ii) change the designation of any Common Area and otherwise modify the Common Areas, and (iii) permit special use of the Common Areas, including temporary exclusive use for special occasions, so long as Tenant’s use of and access to the Premises is not materially adversely affected thereby. Tenant shall not interfere with the rights of others to use the Common Areas. All use of the Common Areas shall be subject to any rules and regulations reasonably promulgated by Landlord.

3.TERM.
a.Commencement and Expiration Dates. The Lease Term commences on the Commencement Date and expires on the Expiration Date, as set forth in Section 1b. The Commencement Date and Expiration Date shall be adjusted as follows:

i.Landlord shall deliver possession of the Premises to Tenant on or about March 1, 2017 for the purpose of allowing Tenant to commence construction of the Tenant Improvements pursuant to the Work Letter attached hereto as Exhibit A-1. If the Tenant Improvements are substantially completed prior to the Commencement Date set forth in Section 1b and Tenant commences its business operations in the Premises prior to such Commencement Date, then the Commencement Date shall be amended to be the date Tenant commences its business operations (the “Operation Date”). All Rent (as hereafter defined) and other obligations under this Lease shall begin on the Operation Date, but the Expiration Date shall remain the same; provided, however, that if the Rent Commencement Date set forth in Section 1b is different than the Commencement Date, then the Rent Commencement Date shall be adjusted so as to maintain the same amount of time between the Rent Commencement Date and the Operation Date, and Tenant’s obligation to pay Rent shall begin on the adjusted Rent Commencement Date.

ii.If Landlord, for any reason, cannot deliver possession of the Premises to Tenant by March 1, 2017, and the substantial completion of the Tenant Improvements is delayed beyond the Commencement Date set forth in Section 1b directly as a result, then the Commencement Date, Expiration Date, and all other dates that may be affected by their change, shall be adjusted to account for Landlord's delay in the delivery of possession of the Premises to Tenant. Any such delay shall not relieve Tenant of its obligations under this Lease, and neither Landlord nor Landlord's agents shall be liable to Tenant for any loss or damage resulting from the delay in delivery of possession. Notwithstanding the foregoing, in the event Landlord is unable to deliver possession of the Premises on or before July 1, 2017 (the “Outside Delivery Date”), then Tenant thereafter may terminate this Lease by giving notice to Landlord; provided, however, Tenant will be deemed to have waived its right to terminate the Lease pursuant to this provision if Landlord delivers possession of the Premises to Tenant prior to Tenant’s delivery of its termination notice to Landlord. Notwithstanding the foregoing, the Outside Delivery Date will be extended on a day-for-day basis due to any delays resulting from force majeure or delays caused by Tenant.

iii.At Landlord’s election, the Commencement Date and Expiration Date may be set forth in a Commencement Agreement similar to Exhibit C, attached hereto, to be prepared by Landlord and promptly executed by the parties. If the Expiration Date does not occur on the last day of a calendar month, then Landlord, at its option, may extend the Term by the number of days necessary to cause the Expiration Date to occur on the last day of the last calendar month of the Term. Tenant shall pay Base Rent and Additional Rent for such additional days at the same rate payable for the portion of the last calendar month immediately preceding such extension.

b.Delivery of Possession. Unless otherwise specified in the Work Letter attached hereto as Exhibit A-1, “delivery of possession” of the Premises shall mean the earlier of: (i) the date Landlord has the Premises ready for occupancy by Tenant; or (ii) the date Landlord could have had the Premises ready had there been no delays attributable to Tenant.

c.Right to Occupy. Prior to occupancy of the Premises, Tenant’s Authorized Representative shall execute an Acceptance of Premises similar to Exhibit D attached hereto, to be prepared by Landlord and executed by the parties. Tenant shall not occupy the Premises until Tenant has complied with all of the following requirements to the extent applicable under the terms of this Lease: (i) delivery of all certificates of insurance; (ii) payment of any required Security Deposit; (iii) execution and delivery of any required Guaranty of Lease; and (iv) if Tenant is an entity, receipt of resolutions depicting the authority of the party/individual signing on behalf of Tenant and a good standing certificate from the State where it was organized and a certificate of authority to do business in the State in which the Premises is located. Tenant’s failure to comply with these (or any other conditions precedent to occupancy under the terms of this Lease) shall not delay the Commencement Date.

4.USE.
a.Permitted Use. The Premises may be used only for the Permitted Use as defined in Section 1d and in accordance with the Occupancy Limitation as set forth in Section 1e. Tenant shall not use the Premises:

i.In violation of any restrictive covenants which apply to the Premises;

ii.In any manner that constitutes a nuisance or trespass or disturb other tenants in the Building or Office Park, as applicable;

iii.In any manner which increases any insurance premiums, or makes such insurance unavailable to Landlord on the Building; provided that, in the event of an increase in Landlord's insurance premiums which results from Tenant's use of the Premises, Landlord may elect to permit the use and charge Tenant for the increase in premiums, and Tenant’s failure to pay Landlord the amount of such increase within 10 days after receipt of Landlord’s written demand shall be an event of default;

iv.In any manner that creates unusual demands for electricity, heating or air conditioning; or

v.For any purpose except the Permitted Use, unless consented to by Landlord in writing.

b.Prohibited Equipment in Premises. Tenant shall not use or install any equipment in the Premises that runs continuously (for example, computer server room equipment) or places unusual demands on the electrical, heating or air conditioning systems (“High Demand Equipment”) without Landlord’s prior written consent which shall not be unreasonably withheld. High Demand Equipment shall include, without limitation, any supplemental HVAC units but shall exclude any standard HVAC equipment. No such consent will be given if Landlord determines, in its opinion, that such High Demand Equipment may not be safely used in the Premises or that electrical service is not adequate to support the High Demand Equipment. Landlord’s consent may be conditioned, without limitation, upon separate metering of the High Demand Equipment and Tenant’s payment of all engineering, equipment, installation, maintenance, removal and restoration costs and utility charges associated with the High Demand Equipment and the separate meter, as well as administrative costs as provided below. If High Demand Equipment used in the Premises by Tenant affects the temperature otherwise maintained by the heating and air conditioning system, Landlord shall have the right to install supplemental air conditioning units in the Premises and/or require Tenant to use any existing supplemental units serving the Premises. If supplemental units are required by Landlord pursuant to the foregoing sentence, or if Tenant requests the installation and/or use of any supplemental units, then the costs of engineering, installing, operating, maintaining and repairing the units shall be paid by Tenant. All costs and expenses relating to High Demand Equipment and Landlord’s administrative costs (such as reading meters and calculating invoices) shall be Additional Rent, payable by Tenant in accordance with Section 7b.

5.RENT.
a.Payment Obligations. Beginning on the Rent Commencement Date, Tenant shall pay Base Rent and Additional Rent (collectively, “Rent”) on or before the first day of each calendar month during the Term, as follows:

i.Rent payments shall be sent to the Rent Payment Address set forth in Section 1g.

ii.Rent shall be paid without previous demand or notice and without set off or deduction. Tenant's obligation to pay Rent under this Lease is completely separate and independent from any of Landlord's obligations under this Lease. Any payment by Tenant or acceptance by Landlord of a lesser amount than shall be due from Tenant to Landlord shall be treated as a payment on account. The acceptance by Landlord of a check or other draft for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full shall be given no effect, and Landlord may accept such check or draft without prejudice to any other rights or remedies which Landlord may have against Tenant.

iii.If the Rent Commencement Date is a day other than the first day of a calendar month, then Rent for such month shall be (i) prorated for the period between the Rent Commencement Date and the last day of the month in which the Rent Commencement Date falls, and (ii) due and payable on the Rent Commencement Date.

iv.If Rent is not received within five (5) business days of the due date, Landlord shall be entitled to an overdue payment fee in the amount of 5% of all Rent due.

v.If Landlord presents Tenant's check to any bank and Tenant has insufficient funds to pay for such check, then Landlord shall be entitled to the maximum lawful bad check fee or 5% of the amount of such check, whichever amount is less.

b.Base Rent. Tenant shall pay Base Rent as set forth in Section 1f.

c.Additional Rent. In addition to Base Rent, Tenant shall pay as rent all sums and charges due and payable by Tenant under this Lease (“Additional Rent”), including, but not limited to, Tenant's Proportionate Share of the increase in Operating Expenses as set forth in the Addendum to the Lease.

6.SECURITY DEPOSIT. [Intentionally deleted.]

7.SERVICES BY LANDLORD.
a.Base Services. Landlord shall cause to be furnished to the Building, or as applicable, the Premises, in common with other tenants the following services:
i.Water (if available from city mains) for drinking, lavatory and toilet purposes.

ii.Electricity (if available from the utility supplier) for the building standard fluorescent lighting and for the operation of general office machines.

iii.Building standard fluorescent lighting composed of 2' x 4' fixtures; Tenant shall service, replace and maintain at its own expense any incandescent fixtures, table lamps, or lighting other than the Building Standard fluorescent light, and any dimmers or lighting controls other than controls for the building standard fluorescent lighting.

iv.Heating and air conditioning for the reasonably comfortable use and occupancy of the Premises during Business Hours as set forth in Section 1i.

v.After Business Hours, weekend and holiday heating and air conditioning at the After Hours HVAC rate set forth in Section 1j, with such charges subject to commercially reasonable annual increases as determined by Landlord.

vi.Janitorial services five days a week (excluding National and State holidays) after Business Hours.

vii.A reasonable pro-rata share of the unreserved, nonexclusive parking spaces of the Building, not to exceed the Parking specified in Section 1k, for use by Tenant's employees and visitors in common with the other tenants and their employees and visitors.
Notwithstanding the foregoing or any provision herein to the contrary, Tenant shall be solely responsible for all costs associated with the engineering, metering, installation, operation, maintenance, repair and replacement of any supplemental HVAC units used by Tenant (whether existing or installed by or on behalf of Tenant or by Landlord pursuant to Section 4.b above), including, without limitation, all electrical costs associated with the supplemental units, which shall be separately metered and due and payable by Tenant within 10 days after receipt of Landlord’s invoice. Notwithstanding the foregoing, any supplemental units that are two tons or less shall not be separately metered; instead, Tenant shall reimburse Landlord on a monthly basis for the costs and expenses associated with electrical service for each of these units (the “HVAC Reimbursement”). The monthly HVAC Reimbursement shall be Additional Rent and shall be due and payable at the same time and in the same manner as monthly Base Rent. The amount of the monthly HVAC Reimbursement for each unit shall be determined according to the following formula:
(# tons of the supplemental unit) x (1.5 kW/ton) x (500 hours) x (Average Rate/kWh) = monthly HVAC Reimbursement per unit
The Average Rate/kWh is a fraction, the numerator of which is the average cost of electricity billed to Landlord by the applicable utility provider during the applicable billing cycle, and the denominator of which is the total kWh consumed at the Building during that same billing cycle. Landlord shall have the right to adjust the monthly HVAC Reimbursement annually based on the Average Rate/kWh for the preceding 12-month period, and Landlord shall notify Tenant in writing of the adjustment. With respect to determining the Average Rate/kWh for any newly constructed buildings, the Average Rate/kWh for the first 12 months following the completion of the new building shall be the average of the Average Rate/kWh for all of the buildings owned by Landlord or its affiliates in the greater Nashville, Tennessee area for the billing cycle immediately preceding the completion of the new building; thereafter, the Average Rate/kWh for the new building shall be determined and adjusted as set forth above.
b.Landlord’s Maintenance. Landlord shall at its cost make all repairs and replacements to the Building (including Building fixtures and equipment), Common Areas and Building Standard Improvements in the Premises, except for repairs and replacements that Tenant must make under Article 8. Landlord shall not be obligated to repair or maintain Non-Standard Improvements (as defined in this Lease). Landlord’s maintenance shall include but not be limited to the roof and all roof components, foundation, exterior walls, interior structural walls, all structural components, and all Building systems, such as mechanical, electrical, HVAC, and plumbing. Repairs or replacements shall be made within a reasonable time (depending on the nature of the repair or replacement needed) after receiving notice from Tenant or Landlord having actual knowledge of the need for a repair or replacement.

c.No Abatement. There shall be no abatement or reduction of Rent by reason of any of the foregoing services not being continuously provided to Tenant, except if any of the foregoing services is interrupted due to the gross negligence or willful misconduct of Landlord or its employees, its agents or contractors such that Tenant cannot reasonably conduct its Permitted Use is the Premises from the standpoint of prudent business management, and the interruption continues for a period of at least five consecutive business days following Landlord's receipt of notice from Tenant, then Rent shall abate during the period beginning on the sixth consecutive business day of the interruption and ending on the date the service is restored; provided, however, that if only a portion of the Premises is rendered unusable for Tenant's Permitted Use as a result of the interruption and Tenant is unable to conduct its Permitted Use. Landlord shall have the right to shut down the Building systems (including electricity and HVAC systems) for required maintenance and safety inspections, and in cases of emergency.

8.TENANT'S ACCEPTANCE AND MAINTENANCE OF PREMISES.
a.Acceptance of Premises. Except as expressly provided otherwise in this Lease, Tenant’s occupancy of the Premises is Tenant’s representation to Landlord that (i) Tenant has examined and inspected the Premises, (ii) finds the Premises to be as represented by Landlord and satisfactory for Tenant's intended use, and (iii) constitutes Tenant's acceptance of the Premises "as is". Landlord makes no representation or warranty as to the condition of the Premises except as specifically set forth elsewhere in this Lease.

b.Move-In Obligations. Tenant shall schedule its move-in with the Landlord’s Property Manager. Unless otherwise approved by Landlord’s Property Manager, move-in shall not take place during Business Hours. Prior to the move-in, Tenant must provide the name, address and contact information for Tenant’s moving company, and the moving company must comply with Landlord’s requirements, including insurance. During Tenant’s move-in, a representative of Tenant must be on-site with Tenant’s moving company to insure proper treatment of the Building and the Premises. Elevators, entrances, hallways and other Common Areas must remain in use for the general public during business hours. Any specialized use of elevators or other Common Areas must be coordinated with Landlord’s Property Manager. Tenant must properly dispose of all packing material and refuse in accordance with the Rules and Regulations. Any damage or destruction to the Building or the Premises caused by Tenant or its moving company, employees, agents or contractors during Tenant’s move-in will be the sole responsibility of Tenant.

c.Tenant’s Maintenance. Tenant, at its expense, shall: (i) keep the interior of the Premises and fixtures in good order, including, without limitation, any hot water heater(s) exclusively serving the Premises; (ii) repair and replace Non-Standard Improvements installed by or at Tenant's request that serve the Premises (unless the Lease is ended because of casualty loss or condemnation); (iii) make repairs and replacements to the Premises and/or Building needed because of Tenant’s misuse; and (iv) not commit waste. “Non-Standard Improvements” means such items as (i) High Demand Equipment and separate meters, (ii) all wiring and cabling from the point of origin to the termination point, (iii) raised floors for computer or communications systems, (iv) telephone equipment, security systems, and UPS systems, (iv) equipment racks, (v) alterations installed by or at the request of Tenant after the Commencement Date, (vi) equipment installed in a kitchen, kitchenette or break room within the Premises, including any ice machine, refrigerator, dishwasher, garbage disposal, coffee machine and microwave, sink and related faucets, water filter and water purification system, (vii) kitchen drain lines; and (ix) any other improvements that are not part of the Building Standard Improvements, including, but not limited to, special equipment, decorative treatments, lights and fixtures and executive restrooms.

d.Alterations to Premises. Tenant shall make no structural alterations to the Premises without the prior written approval of Landlord. If Tenant requests alterations, Tenant shall provide Landlord with a complete set of construction drawings. If the requested alterations are approved by Landlord, then Landlord shall determine the actual cost of the work to be done (to include a construction supervision fee of 5% of the cost of the work). Tenant may then either agree to pay Landlord to have the work done or withdraw its request for alterations. The construction supervision fee for the initial tenant improvements shall be as provided in the attached Work Letter, if any.

Notwithstanding the foregoing, Tenant, at its sole cost and expense, shall have the right to make interior, non-structural alterations to the Premises of up to $50,000.00 per occurrence without the prior written approval of Landlord ("Permitted Alterations"), provided the Permitted Alterations (i) do not require a building permit; (ii) do not create an unreasonable burden on the load bearing capability of the floor or otherwise affect any structural elements of the Building and/or Premises; (iii) do not modify, connect to, or interfere with any Building systems (such as the HVAC, plumbing or electrical systems); and (iv) are not visible from outside of the Premises. Tenant shall notify Landlord in writing prior to making any such Permitted Alterations. If Tenant desires to use its own contractors and/or subcontractors to perform any Permitted Alterations, the contractors and/or subcontractors must be licensed in the State of Tennessee and must be approved in writing by Landlord prior to the commencement of the Permitted Alterations. Landlord hereby agrees not to unreasonably withhold, condition or delay its approval of Tenant's contractors and subcontractors. Any Permitted Alterations performed by Tenant must be completed in a good and workmanlike manner and in accordance with all applicable laws, codes and regulations. Landlord shall have the right to inspect Tenant's work periodically in connection with any Permitted Alterations to the extent reasonably necessary to ensure Tenant's compliance with this provision. In the event Tenant uses its own contractor for alterations, Tenant shall pay Landlord a construction supervision fee of 5% of the hard costs of the alterations to cover Landlord's cost for such things as reviewing the plans, approving the contractor, and inspecting the work.

e.Restoration of Premises. At the expiration or earlier termination of this Lease, Tenant shall deliver each and every part of the Premises in good repair and condition, ordinary wear and tear and damage by insured casualty excepted. If Tenant has required or installed Non-Standard Improvements, such improvements shall be removed as part of Tenant’s restoration obligation. Landlord, however, may grant Tenant the right to leave any Non-Standard Improvements in the Premises if at the time of such Non-Standard Improvements were installed, Landlord agreed in writing that Tenant could leave such improvements. Tenant shall repair any damage caused by the removal of any Non-Standard Improvements.

f.Landlord’s Performance of Tenant’s Obligations. If Tenant does not perform its maintenance or restoration obligations in a timely manner, commencing the same within five days after receipt of notice from Landlord specifying the work needed, and thereafter diligently and continuously pursuing the work until completion, then Landlord shall have the right, but not the obligation, to perform such work on Tenant’s behalf. Any amounts expended by Landlord on such maintenance or restoration shall be Additional Rent to be paid by Tenant to Landlord within 10 days after demand.

g.Construction Liens. Tenant shall keep Landlord’s property, including, without limitation, the Premises, Building, Common Areas and real estate upon which the Building and Common Areas are situated (collectively “Landlord’s Property”), free from any liens arising out of any work performed, materials furnished, or obligations incurred by or on behalf of Tenant. Should any lien or claim of lien be filed against Landlord’s Property by reason of any act or omission of Tenant or any of Tenant’s agents, employees, contractors or representatives, then Tenant shall cause the same to be canceled and discharged of record by bond or otherwise within 30 days after the filing thereof. Should Tenant fail to discharge the lien within 10 days, then Landlord may discharge the lien. The amount paid by Landlord to discharge the lien (whether directly or by bond), plus all administrative and legal costs incurred by Landlord, shall be Additional Rent payable by Tenant within 10 days after receipt of Landlord’s written demand. The remedies provided herein shall be in addition to all other remedies available to Landlord under this Lease or otherwise.

h.Communications Compliance. Tenant acknowledges and agrees that any and all telephone and telecommunication services desired by Tenant shall be ordered and utilized at the sole expense of Tenant.

9.PROPERTY OF TENANT. Tenant shall pay when due all taxes levied or assessed upon Tenant's equipment, fixtures, furniture, leasehold improvements and personal property located in the Premises. Provided Tenant is not in default, Tenant may remove all fixtures and equipment which it has placed in the Premises; provided, however, Tenant must repair all damages caused by such removal. If Tenant does not remove its property from the Premises upon the expiration or earlier termination (for whatever cause) of this Lease, such property shall be deemed abandoned by Tenant, and Landlord may dispose of the same in whatever manner Landlord may elect without any liability to Tenant.

10.SIGNS. Tenant may not erect, install or display any sign or advertising material upon the exterior of the Building or Premises (including any exterior doors, walls or windows) without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion. Door and directory signage shall be provided and installed by the Landlord in accordance with building standards at Tenant’s expense, unless otherwise provided in the Work Letter attached as Exhibit A-1. Unless otherwise provided in the Work Letter attached as Exhibit A-1, one access card per current employee on site as of the Commencement Date will be provided at Landlord’s expense, with the number of cards not to exceed Tenant’s occupancy ratio set forth in Section 1e of the Lease. Any subsequently issued access cards will be at Tenant’s expense.

In addition to the foregoing, as long as Tenant (a) is not in default under the Lease beyond any applicable cure period; (b) has not assigned its interest under the Lease to an unaffiliated third party; and (c) continues to lease at least 50,000 rentable square feet in the Building, Landlord hereby grants to Tenant the right to be identified on the Building’s monument sign.  All elements of Tenant’s monument identification signage, including, without limitation, all materials, colors, size and lettering, shall be subject to all applicable laws, ordinances, covenants and restrictions, as well as the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed.  Tenant shall be responsible for all costs associated with the manufacture, installation, maintenance, repair and replacement of its monument identification signage during the Term, and Tenant shall be solely responsible for all costs associated with the removal and disposal of its monument identification signage upon the expiration or earlier termination of the Lease.  The signage provided to Tenant hereunder shall not be exclusive, and Landlord may identify other tenants of the Building on the monument sign.
11.ACCESS TO PREMISES.
a.Tenant’s Access. Tenant, its agents, employees, invitees, and guests, shall have access to the Premises and reasonable ingress and egress to the Common Areas of the Building 24 hours a day, seven days a week; provided, however, Landlord by reasonable regulation may control such access for the comfort, convenience, safety and protection of all tenants in the Building, or as needed for making repairs and alterations. Tenant shall be responsible for providing access to the Premises to its agents, employees, invitees and guests after Business Hours and on weekends and holidays, but in no event shall Tenant’s use of and access to the Premises during non-Business Hours compromise the security of the Building.

b.Landlord’s Access. Landlord shall have the right to enter the Premises at any time without notice in the event of an emergency. Additionally, Landlord shall have the right, at all reasonable times and upon reasonable oral notice, either itself or through its authorized agents, to enter the Premises (i) to make repairs, alterations or changes that Landlord is permitted or required to make pursuant to the terms of this Lease; (ii) to inspect the Premises, mechanical systems and electrical devices and (iii) to show the Premises to prospective mortgagees and purchasers. Within 180 days prior to the Expiration Date, Landlord shall have the right, either itself or through its authorized agents, to enter the Premises at all reasonable times to show prospective tenants. Except in cases of emergency, Landlord shall use reasonable efforts to minimize any interruption to Tenant’s business operations during any entry by Landlord into the Premises.

12.TENANT’S COMPLIANCE. Tenant shall comply with all applicable laws, ordinances and regulations affecting the Premises, whether now existing or hereafter enacted. Tenant shall comply with the Rules and Regulations attached as Exhibit B. The Rules and Regulations may be modified from time to time by Landlord, effective as of the date delivered to Tenant or posted on the Premises, provided such rules are reasonable in scope and uniformly applicable to all tenants in the Building. Any conflict between this Lease and the Rules and Regulations shall be governed by the terms of this Lease.

13.INSURANCE REQUIREMENTS. [SURGERY PARTNERS RISK MANAGEMENT TO REVIEW.]
a.Tenant’s Liability Insurance. Throughout the Term, Tenant, at its sole cost and expense, shall keep or cause to be kept for the mutual benefit of Landlord, Landlord's Property Manager, and Tenant, Commercial General Liability Insurance (1986 ISO Form or its equivalent) with a combined single limit, each Occurrence and General Aggregate-per location, of at least $2,000,000.00, which policy shall insure against liability of Tenant, arising out of and in connection with Tenant's use of the Premises, and which shall insure the indemnity provisions contained in this Lease. Landlord and its managing agent shall be named as an Additional Insured on any and all liability insurance policies required under this Lease.

b.Tenant’s Property Insurance. Tenant, at its own cost and expense, shall also carry the equivalent of ISO Special Form Property Insurance on Tenant’s Property for full replacement value and with coinsurance waived. For purposes of this provision, “Tenant’s Property” shall mean Tenant’s personal property and fixtures, and any improvements to the Premises that were paid for by Tenant (and were not provided to the Premises pursuant to a tenant improvement allowance provided to Tenant by Landlord or at Landlord’s cost).

c.Certificates of Insurance. Prior to taking possession of the Premises, and annually thereafter, Tenant shall deliver to Landlord certificates or other evidence of insurance satisfactory to Landlord. If Tenant fails to provide Landlord with certificates or other evidence of insurance coverage, Landlord may obtain the required coverage on Tenant’s behalf, in which event the cost of such coverage shall be Additional Rent due and payable by Tenant within 10 business days after receipt of Landlord’s written demand.

d.Insurance Policy Requirements. Tenant’s insurance policies required by this Lease shall: (i) be issued by insurance companies licensed to do business in the state in which the Premises are located with a general policyholder's ratings of at least A- and a financial rating of at least VI in the most current Best's Insurance Reports available on the Commencement Date, or if the Best's ratings are changed or discontinued, the parties shall agree to a comparable method of rating insurance companies; (ii) endorsed to be primary to all insurance available to Landlord, with Landlord’s being excess, secondary or noncontributory; (iii) contain only standard and/or usual exclusions or restrictions; (iv) have a deductible or self-insured retention of no more than $50,000.00 unless approved in writing by Landlord; and (v) provide that the policies cannot be canceled, non-renewed, or coverage reduced except after at least 30 days' prior notice to Landlord. All deductibles and/or retentions shall be paid by, assumed by, for the account of, and at Tenant’s sole risk.

Tenant may provide the insurance required by virtue of the terms of this Lease by means of a policy or policies of blanket insurance so long as: (a) the amount of the total insurance allocated to the Premises under the terms of the blanket policy or policies furnishes protection equivalent to that of separate policies in the amounts required by the terms of this Lease; and (b) the blanket policy or policies comply in all other respects with the requirements of this Lease.

e.Right to Increase Requirements. If the Lease is renewed or extended beyond the initial 126-month Term, then Landlord shall have the right, upon prior notice to Tenant but no more than once every five years during any renewal or extension of the Term, to require Tenant to increase the limit and coverage amount of any insurance Tenant is required to maintain under this Lease to an amount that Landlord or its mortgagee, in the reasonable judgment of either, may deem sufficient, provided that the increased limits are reasonable and consistent with those required by other owners of similar office buildings in the same geographic region.

f.Landlord’s Property Insurance. Landlord shall keep the Building, including the improvements (but excluding Tenant’s Property), insured against damage and destruction by perils insured by the equivalent of ISO Special Form Property Insurance for full replacement value. Landlord’s Property Insurance shall be issued by insurance companies licensed to do business in the state in which the Premises are located with a general policyholder’s ratings of at least A- and a financial rating of at least VI in the most current Best’s Insurance Reports available on the Commencement Date, or if the Best’s ratings are changed or discontinued, the parties shall agree to a comparable method of rating insurance companies.

g.Mutual Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, Landlord hereby releases and waives unto Tenant (including all partners, stockholders, officers, directors, employees and agents thereof), its successors and assigns, and Tenant hereby releases and waives unto Landlord (including all partners, stockholders, officers, directors, employees and agents thereof), its successors and assigns, all rights to claim damages for any injury, loss, cost or damage to persons or to the Premises or any other casualty, as long as the amount of such injury, loss, cost or damage has been paid either to Landlord, Tenant, or any other person, firm or corporation, under the terms of any Property, General Liability, or other policy of insurance, to the extent such releases or waivers are permitted under applicable law. As respects all policies of insurance carried or maintained pursuant to this Lease and to the extent permitted under such policies, Tenant and Landlord each waive the insurance carriers’ rights of subrogation. For purposes of this provision, insurance proceeds paid to either party shall be deemed to include any deductible or self-insurance retention amount for which that party is responsible. A party’s failure to obtain or maintain any insurance coverage required to be carried pursuant to the terms of this Lease shall not negate the waivers and releases set forth herein as long as the insurance that the party failed to obtain or maintain would have covered the loss or damage for which the party is waiving its claims. Nothing in this provision shall be deemed a waiver or release by Landlord of its right to claim, demand and collect insurance proceeds directly from Tenant’s insurer pursuant to Landlord’s status as an additional insured under any insurance policy Tenant is required to carry pursuant to the terms of this Lease.

14.INDEMNITY. Subject to the insurance requirements, releases and mutual waivers of subrogation set forth in this Lease, and except to the extent caused by Landlord’s negligence or willful misconduct or that of its agents, contractors or employees, Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, damages, losses, liabilities, lawsuits, costs and expenses (including attorneys' fees at all tribunal levels) arising out of or related to (i) any activity, work, or other thing done, permitted or suffered by Tenant in or about the Premises or the Building, (ii) any breach or default by Tenant in the performance of any of its obligations under this Lease, or (iii) any act or neglect of Tenant, or any officer, agent, employee, contractor, servant, invitee or guest of Tenant. Subject to the insurance requirements, releases and mutual waivers of subrogation set forth in this Lease, and except to the extent caused by Tenant’s negligence or willful misconduct, Landlord shall indemnify and hold Tenant harmless from and against any and all claims, damages, losses, liabilities, lawsuits, costs and expenses (including attorneys' fees at all tribunal levels) arising out of or related to (a) any activity, work, or other thing done, permitted or suffered by Landlord in or about the Common Areas or the Building, (b) any breach or default by Landlord in the performance of any of its obligations under this Lease, or (c) any act or neglect of Landlord, or any officer, agent, employee, contractor or servant of Landlord.

15.QUIET ENJOYMENT. Tenant shall have quiet enjoyment and possession of the Premises, provided Tenant promptly and fully complies with all of its obligations under this Lease. No action of Landlord working in other space in the Building, or in repairing or restoring the Premises in accordance with its obligations hereunder, shall be deemed a breach of this covenant.

16.SUBORDINATION AND ATTORNMENT; NON-DISTURBANCE; AND ESTOPPEL CERTIFICATE.
a.Subordination and Attornment. Tenant agrees to execute within 10 business days after request to do so from Landlord or its mortgagee (to include a grantee of a security deed) an agreement:

i.Making this Lease superior or subordinate to the interests of the mortgagee;

ii.Agreeing to attorn to the mortgagee;

iii.Giving the mortgagee notice of, and a reasonable opportunity (which shall in no event be less than 30 days after notice thereof is delivered to mortgagee) to cure any Landlord default and agreeing to accept such cure if effected by the mortgagee;

iv.Permitting the mortgagee (or other purchaser at any foreclosure sale), and its successors and assigns, on acquiring Landlord's interest in the Premises and the Lease, to become substitute Landlord hereunder, with liability only for such landlord obligations as accrue after Landlord's interest is so acquired;

v.Agreeing to attorn to any successor landlord; and

vi.Containing such other agreements and covenants on Tenant's part as Landlord's mortgagee may reasonably request.

b.Non-Disturbance. Tenant’s obligation to subordinate its interests or attorn to any mortgagee is conditioned upon the mortgagee’s agreement not to disturb Tenant’s possession and quiet enjoyment of the Premises and other rights granted to Tenant under this Lease so long as Tenant is in compliance with the terms of the Lease.

c.Estoppel Certificates. Tenant agrees to execute within five business days after request, and as often as reasonably requested, estoppel certificates confirming any factual matter requested by Landlord which is true and is within Tenant's knowledge regarding this Lease, and the Premises, including but not limited to: (i) the date of occupancy, (ii) Expiration Date, (iii) the amount of Rent due and date to which Rent is paid, (iii) whether Tenant has any defense or offsets to the enforcement of this Lease or the Rent payable, (iv) any default or breach by Landlord, and (v) whether this Lease, together with any modifications or amendments, is in full force and effect.

17.ASSIGNMENT - SUBLEASE.
a.Landlord Consent. Except as provided in Section 17b below, Tenant may not assign or encumber this Lease or its interest in the Premises arising under this Lease, and may not sublet all or any part of the Premises, without first obtaining the written consent of Landlord, which consent shall not be withheld unreasonably. Factors which Landlord may consider in deciding whether to consent to an assignment or sublease include (without limitation), (i) the creditworthiness of the assignee or sublessee, (ii) the proposed use of the Premises, (iii) whether there is other vacant space in the Building, (iv) whether the assignee or sublessee will vacate other space owned by Landlord, (v) whether Landlord is negotiating with the proposed sublessee or assignee for a lease of other space owned by Landlord, and (vi) any renovations to the Premises or special services required by the assignee or sublessee. Landlord will not consent to an assignment or sublease that might result in a use that conflicts with the rights of any existing tenant. One consent shall not be the basis for any further consent. The term "assignment" shall be defined and deemed to include the following: (a) if Tenant is a partnership, the withdrawal or change, whether voluntary, involuntary or by operation of law, of partners owning 30% or more of the partnership, or the dissolution of the partnership; (b) if Tenant consists of more than one person, an assignment, whether voluntary, involuntary, or by operation of law, by one person to one of the other persons that is a Tenant; (c) if Tenant is a corporation, any dissolution or reorganization of Tenant, or the sale or other transfer of a controlling percentage (hereafter defined) of capital stock of Tenant other than to an affiliate or subsidiary or the sale of more than 50% in value of the assets of Tenant; and (d) if Tenant is a limited liability company, the change of members whose interest in the company is more than 50%. The phrase "controlling percentage" means the ownership of, and the right to vote, stock possessing more than 50% of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors, or such lesser percentage as is required to provide actual control over the affairs of the corporation; except that, if the Tenant is a publicly traded company, public trades or sales of the Tenant’s stock on a national stock exchange shall not be considered an assignment hereunder even if the aggregate of the trades of sales exceeds 50% of the capital stock of the company.

b.Permitted Assignments/Subleases. Notwithstanding the foregoing, Tenant may assign this Lease or sublease part or all of the Premises without Landlord's consent to: (i) any corporation, limited liability company, or partnership that controls, is controlled by, or is under common control with, Tenant at the Commencement Date; or (ii) any corporation or limited liability company resulting from the merger or consolidation with Tenant or to any entity that acquires all of Tenant's assets as a going concern of the business that is being conducted on the Premises; provided, however, the assignor remains liable under the Lease and the assignee or sublessee is a bona fide entity and assumes the obligations of Tenant, is as creditworthy as the Tenant, and continues the same Permitted Use as provided under Article 4.

c.Notice to Landlord. Landlord must be given prior written notice of every assignment or subletting, and failure to do so shall be a default hereunder.

d.Prohibited Assignments/Subleases. In no event shall this Lease be assignable by operation of any law, and Tenant's rights hereunder may not become, and shall not be listed by Tenant as an asset under any bankruptcy, insolvency or reorganization proceedings. Acceptance of Rent by Landlord after any non‑permitted assignment or sublease shall not constitute approval thereof by Landlord.

e.Limitation on Rights of Assignee/Sublessee. Any assignment for which Landlord’s consent is required shall not include the right to exercise any options to renew the Term, expand the Premises or similar options, unless specifically provided for in the consent. Additionally, no sublease shall provide the subtenant the right to exercise any options to renew the Term, expand the Premises or similar options provided to Tenant under the Lease.

f.Tenant Not Released. No assignment or sublease shall release Tenant of any of its obligations under this Lease.

g.Landlord’s Right to Collect Sublease Rents upon Tenant Default. If the Premises (or any portion) is sublet and Tenant defaults under its obligations to Landlord, then Landlord is authorized, at its option, to collect all sublease rents directly from the sublessee. Tenant hereby assigns the right to collect the sublease rents to Landlord in the event of Tenant default. The collection of sublease rents by Landlord shall not relieve Tenant of its obligations under this Lease, nor shall it create a contractual relationship between sublessee and Landlord or give sublessee any greater estate or right to the Premises than contained in its sublease.

h.Excess Rents. If Tenant assigns this Lease or subleases all or part of the Premises at a rental rate that exceeds the rentals paid to Landlord, then any such excess shall be paid over to Landlord by Tenant.

i.Landlord’s Fees. Tenant shall pay Landlord an administration fee of $1,000.00 per assignment or sublease transaction for which Landlord’s consent is required.

18.DAMAGES TO PREMISES.
a.Landlord’s Restoration Obligations. If the Building or Premises are damaged by fire or other casualty (“Casualty”), then, unless the Lease is terminated as provided in this Article 18, Landlord shall repair and restore the Premises to substantially the same condition of the Premises immediately prior to such Casualty, subject to the following terms and conditions:

i.The casualty must be insured under Landlord's insurance policies; provided, however, the foregoing limitation is expressly conditioned upon Landlord having maintained all of the insurance it is required to carry under this Lease.

ii.Landlord's lender(s) must permit the insurance proceeds to be used for such repair and restoration in an amount sufficient to cover all or substantially all of the costs and expenses associated with such repair and restoration; provided, however, Landlord will use good faith, reasonable efforts to ensure the lender does permit a sufficient amount of the insurance proceeds to be used for the repair and restoration costs and expenses.

iii.Landlord shall have no obligation to repair and restore Tenant's trade fixtures, decorations, signs, contents, or any Non-Standard Improvements to the Premises.

b.Tenant’s Restoration Obligations. Unless the Lease is terminated as provided in this Article 18, Tenant shall promptly repair, restore, or replace Tenant's Property. All repair, restoration or replacement of Tenant’s Property shall be at least to the same condition as existed prior to the Casualty.

c.Termination of Lease by Landlord. Landlord shall have the option of terminating the Lease following the Casualty if: (i) the Premises is damaged in whole or in part as a result of a risk which is not covered by Landlord's insurance policies provided in Section 18.a.i above; (ii) Landlord's lender does not permit a sufficient amount of the insurance proceeds to be used for restoration purposes as provided in Section 18.a.ii above; (iii) the Premises is damaged in whole or in part during the last 12 months of the Term; or (iv) the Building containing the Premises is damaged (whether or not the Premises is damaged) to an extent of 50% or more of the fair market value thereof. If Landlord elects to terminate this Lease, then it shall give notice of the cancellation to Tenant within 60 days after the date of the Casualty. Tenant shall vacate and surrender the Premises to Landlord within 15 days after receipt of the notice of termination.

d.Termination of Lease by Tenant. Tenant shall have the option of terminating the Lease if the Premises is damaged in whole or material part during the last 12 months of the Term. Additionally, Tenant shall have the option of terminating the Lease if: (i) Landlord has failed to substantially restore the damaged Building or Premises within 180 days of the Casualty (“Restoration Period”); (ii) the Restoration Period has not been delayed by Tenant delays or force majeure; and (iii) Tenant gives Landlord notice of the termination within 15 days after the end of the Restoration Period (as extended by any Tenant delay or force majeure delays). If Landlord is delayed by Tenant delay or force majeure, then within 15 days of the event causing the delay, Landlord must provide Tenant with notice stating the reason for the delays and a good faith estimate of the length of the delays.

e.Rent Abatement. If Premises is rendered wholly untenantable by the Casualty, then the Rent payable by Tenant shall be fully abated. If the Premises is only partially damaged, then Tenant shall continue the operation of Tenant's business in any part not damaged to the extent reasonably practicable from the standpoint of prudent business management, and Rent and other charges shall be abated proportionately to the portion of the Premises rendered untenantable. The abatement shall be from the date of the Casualty until the Premises have been substantially repaired and restored, or until Tenant's business operations are restored in the entire Premises, whichever shall first occur. However, if the Casualty is caused by the negligence or other wrongful conduct of Tenant or of Tenant's subtenants, licensees, contractors, or invitees, or their respective agents or employees, there shall be no abatement of Rent. The abatement of the Rent set forth above, and the right to terminate the Lease set forth in Section 18d, are Tenant’s exclusive remedies against Landlord in the event of a Casualty.

19.EMINENT DOMAIN. If all of the Premises are taken under the power of eminent domain (or by conveyance in lieu thereof), then this Lease shall terminate as of the date possession is taken by the condemnor, and Rent shall be adjusted between Landlord and Tenant as of such date. If only a portion of the Premises is taken and Tenant can continue use of the remainder, then this Lease will not terminate, but Rent shall abate in a just and proportionate amount to the loss of use occasioned by the taking. Landlord shall be entitled to receive and retain the entire condemnation award for the taking of the Building and Premises. Tenant shall have no right or claim against Landlord for any part of any award received by Landlord for the taking. Tenant, however, shall not be prevented from making a claim against the condemning party (but not against Landlord) for any moving expenses, loss of profits, or taking of Tenant’s personal property (other than its leasehold estate) to which Tenant may be entitled; provided that any such award shall not reduce the amount of the award otherwise payable to Landlord for the taking of the Building and Premises.

20.ENVIRONMENTAL COMPLIANCE.
a.Tenant's Responsibility. Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically active or other hazardous substances or materials on the Property. For the purposes of this Article 20, the term “Property” shall include the Premises, Building, all Common Areas, the real estate upon which the Building and Common Areas are located; all personal property (including that owned by Tenant); and the soil, ground water, and surface water of the real estate upon which the Building is located. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or in compliance with the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought onto the Property any such materials or substances except to use in the ordinary course of Tenant's business, and then only after notice is given to Landlord of the identity of such substances or materials. No such notice shall be required, however, for commercially reasonable amounts of ordinary office supplies and janitorial supplies.

b.Liability of the Parties. Landlord represents and warrants that, to Landlord’s knowledge, there are no hazardous materials on the Property as of the Commencement Date in violation of any laws pertaining to environmental matters or regulating, prohibiting or otherwise having to do with asbestos and all other toxic, radioactive, or hazardous wastes or materials (collectively “Environmental Laws”); including, but not limited to, the Federal Clean Air Act, the Federal Water Pollution Control Act, and the Comprehensive Environmental Response, Compensation, and Liability Act of 1980. Landlord shall indemnify and hold Tenant harmless from any liability resulting from Landlord’s violation of this representation and warranty, unless the hazardous materials are present on the Property due to the act or omission of Tenant or its agents, employees, officers, licensees or contractors, in which event Tenant shall be obligated to indemnify Landlord as hereafter provided. Tenant shall indemnify and hold Landlord harmless from any penalty, fine, claim, demand, liability, cost, or charge whatsoever which Landlord shall incur, or which Landlord would otherwise incur, by reason of Tenant's failure to comply with this Article 20 including, but not limited to: (i) the cost of full remediation of any contamination to bring the Property into the same condition as prior to the Commencement Date and into full compliance with all Environmental Laws; (ii) the reasonable cost of all appropriate tests and examinations of the Premises to confirm that the Premises and any other contaminated areas have been remediated and brought into compliance with Environmental Laws; and (iii) the reasonable fees and expenses of Landlord's attorneys, engineers, and consultants incurred by Landlord in enforcing and confirming compliance with this Article 20. Notwithstanding the foregoing, Tenant’s obligations under this Article 20 shall not apply to any condition or matter constituting a violation of any Environmental Laws that was not caused, in whole or in part, by Tenant or Tenant's agents, employees, officers, partners, contractors, servants or invitees. The covenants contained in this Article 20 shall survive the expiration or termination of this Lease, and shall continue for so long as either party and its successors and assigns may be subject to any expense, liability, charge, penalty, or obligation against which the other party has agreed to indemnify it under this Article 20.

c.Inspections by Landlord. Landlord and its engineers, technicians, and consultants, from time to time as Landlord deems appropriate, may conduct periodic examinations of the Premises to confirm and monitor Tenant's compliance with this Article 20. Such examinations shall be conducted in such a manner as to minimize the interference with Tenant's Permitted Use; however, in all cases, the examinations shall be of such nature and scope as shall be reasonably required by then existing technology to confirm Tenant's compliance with this Article 20. Tenant shall fully cooperate with Landlord and its representatives in the conduct of such examinations. The cost of such examinations shall be paid by Landlord unless an examination shall disclose a material failure of Tenant to comply with this Article 20, in which case, the reasonable cost of such examination shall be paid for by Tenant within 10 days after receipt of Landlord’s written demand.

21.DEFAULT.
a.Tenant’s Default. Tenant shall be in default under this Lease if Tenant:

i.Fails to pay any Base Rent, Additional Rent, or any other sum of money that Tenant is obligated to pay, as provided in this Lease, within five (5) business days after the due date;

ii.Breaches any other agreement, covenant or obligation in this Lease and such breach is not remedied within 15 days after Landlord gives Tenant notice in accordance with Article 24 below specifying the breach, or if such breach cannot, with due diligence, be cured within 15 days, if Tenant does not commence curing within 15 days and with reasonable diligence completely cure the breach within a reasonable period of time after the notice;

iii.Files any petition or action for relief under any creditor's law (including bankruptcy, reorganization, or similar action), either in state or federal court, or has such a petition or action filed against it which is not stayed or vacated within 60 days after filing; or

iv.Makes any transfer in fraud of creditors as defined in Section 548 of the United States Bankruptcy Code (11 U.S.C. 548, as amended or replaced), has a receiver appointed for its assets (and the appointment is not stayed or vacated within 30 days), or makes an assignment for benefit of creditors.

b.Landlord’s Remedies. In the event of a Tenant default, Landlord, at its option, may do one or more of the following:

i.Terminate this Lease and recover all damages caused by Tenant’s breach;

ii.Repossess the Premises, with or without terminating the Lease, and relet the Premises at such amount as Landlord deems reasonable;

iii.Bring action for recovery of all amounts due from Tenant;

iv.Seize and hold any personal property of Tenant located in the Premises and assert against the same a lien for monies due Landlord;

v.Lock and deny Tenant access to the Premises without obtaining any court authorization; or

vi.Pursue any other remedy available in law or equity.

c.Landlord’s Expenses. If the Lease or Tenant’s right of possession to the Premises is terminated due to Tenant’s default, then all reasonable expenses of Landlord in repairing, restoring, or altering the Premises for reletting as general office space, together with leasing fees and all other expenses in seeking and obtaining a new Tenant (collectively “Reletting Costs”), shall be charged to and be a liability of Tenant.

d.Remedies Cumulative. All rights and remedies of Landlord are cumulative, and the exercise of any one shall not exclude Landlord at any other time from exercising a different or inconsistent remedy. No exercise by Landlord of any right or remedy granted herein shall constitute or effect a termination of this Lease unless Landlord shall so elect by notice delivered to Tenant. The failure of Landlord to exercise its rights in connection with this Lease or any breach or violation of any term, or any subsequent breach of the same or any other term, covenant or condition herein contained shall not be a waiver of such term, covenant or condition or any subsequent breach of the same or any other covenant or condition herein contained. In the event of a default by Tenant hereunder, Landlord shall use commercially reasonable efforts to mitigate its damages resulting therefrom.

e.No Accord and Satisfaction. No acceptance by Landlord of a lesser sum than the Rent, Additional Rent and other sums then due shall be deemed to be other than on account of the earliest installment of such payments due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed as accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy provided in this Lease.

f.No Reinstatement. No payment of money by Tenant to Landlord after the expiration or termination of this Lease shall reinstate or extend the Term, or make ineffective any notice of termination given to Tenant prior to the payment of such money. After the service of notice or the commencement of a suit, or after final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums due under this Lease, and the payment thereof shall not make ineffective any notice or in any manner affect any pending suit or any judgment previously obtained.

g.Unlawful Detainer. Tenant agrees that in addition to all other rights and remedies Landlord may obtain an order for unlawful detainer from any court of competent jurisdiction without prejudice to Landlord's rights to otherwise collect rents or breach of contract damages from Tenant.

h.Landlord’s Default. Landlord shall be in default under this Lease if Landlord breaches any agreement, covenant or obligation in this Lease and does not remedy the breach within 15 days after Tenant gives Landlord written notice in accordance with Article 24 below specifying the breach, or if the breach cannot, with due diligence, be cured within 15 days, Landlord does not commence curing within 15 days and with reasonable diligence completely cure the breach within a reasonable period of time after the notice. In the event Landlord fails to cure its breach within the time periods set forth herein, Tenant shall be entitled to pursue any and all remedies available to it at law or in equity; provided, however, that except as expressly provided elsewhere in this Lease, or except in the event of an emergency as determined in Tenant’s reasonable judgment, Tenant shall have no right of self-help to perform repairs or any other obligation of Landlord, and shall have no right to withhold, set off or abate Rent.

Notwithstanding the foregoing or any provision herein to the contrary, in the event Landlord fails to perform any of its maintenance and repair obligations and Landlord's failure to perform creates a material risk of imminent harm to persons and/or property in the Premises (an "Emergency"), then Landlord shall be required to remedy such breach as soon as commercially reasonable and in any event without delay. If the Landlord does not undertake the necessary maintenance or repairs to address the Emergency promptly following receipt of Tenant's notice or promptly following Landlord first becoming aware of the Emergency (whichever shall first occur), then Tenant may undertake such maintenance or repairs on Landlord's behalf, but only to the extent reasonably necessary to eliminate the Emergency. In such event, Landlord will reimburse Tenant for the reasonable, out-of-pocket costs incurred by Tenant to perform the maintenance and repairs on Landlord's behalf, which Landlord will pay to Tenant within 30 days following Landlord's receipt of Tenant's invoice and reasonable supporting documentation evidencing the costs. In no event shall Tenant be entitled to remedy Landlord's failure to perform any of Landlord's maintenance and repair obligations with respect to any structural elements of the Premises or any portions of the Common Areas unless such action is the only reasonable means to eliminate the Emergency, and then only if Tenant uses licensed contractors and/or subcontractors to perform such obligations on Landlord's behalf.

22.MULTIPLE DEFAULTS.
a.Loss of Option Rights. Tenant acknowledges that any rights or options of first refusal, or to extend the Term, to expand the size of the Premises, to purchase the Premises or the Building, or other similar rights or options which have been granted to Tenant under this Lease are conditioned upon the prompt and diligent performance of the terms of this Lease by Tenant. Accordingly, should Tenant default under this Lease on two or more occasions during any 12-month period, in addition to all other remedies available to Landlord, all such rights and options shall automatically, and without further action on the part of any party, expire and be of no further force and effect.

b.Increased Security Deposit. Should Tenant default in the payment of Base Rent, Additional Rent, or any other sums payable by Tenant under this Lease on two or more occasions during any 12-month period, regardless of whether Landlord permits such default to be cured, then, in addition to all other remedies otherwise available to Landlord, Tenant, within 10 days after demand by Landlord, shall post a Security Deposit in, or increase the existing Security Deposit by, a sum equal to three months’ installments of Base Rent at the rate in effect at the time of Landlord’s demand. The Security Deposit shall be governed by the terms of this Lease.

c.Effect on Notice and Cure Periods. Should Tenant default under this Lease on two or more occasions during any 12-month period, in addition to all other remedies available to Landlord, any notice requirements or cure periods otherwise set forth in this Lease with respect to a default by Tenant shall not apply.

23.BANKRUPTCY.
a.Trustee’s Rights. Landlord and Tenant understand that, notwithstanding contrary terms in this Lease, a trustee or debtor in possession under the United States Bankruptcy Code, as amended, (the "Code") may have certain rights to assume or assign this Lease. This Lease shall not be construed to give the trustee or debtor in possession any rights greater than the minimum rights granted under the Code.

b.Adequate Assurance. Landlord and Tenant acknowledge that, pursuant to the Code, Landlord is entitled to adequate assurances of future performance of the provisions of this Lease. The parties agree that the term “adequate assurance” shall include at least the following:

i.In order to assure Landlord that any proposed assignee will have the resources with which to pay all Rent payable pursuant to the provisions of this Lease, any proposed assignee must have, as demonstrated to Landlord’s satisfaction, a net worth (as defined in accordance with generally accepted accounting principles consistently applied) of not less than the net worth of Tenant on the Effective Date (as hereinafter defined), increased by 7%, compounded annually, for each year from the Effective Date through the date of the proposed assignment. It is understood and agreed that the financial condition and resources of Tenant were a material inducement to Landlord in entering into this Lease.

ii.Any proposed assignee must have been engaged in the conduct of business for the five years prior to any such proposed assignment, which business does not violate the Use provisions under Article 4 above, and such proposed assignee shall continue to engage in the Permitted Use under Article 4. It is understood that Landlord’s asset will be substantially impaired if the trustee in bankruptcy or any assignee of this Lease makes any use of the Premises other than the Permitted Use.

c.Assumption of Lease Obligations. Any proposed assignee of this Lease must assume and agree to be bound by the provisions of this Lease.

24.NOTICES.
a.Addresses. All notices, demands and requests by Landlord or Tenant shall be sent to the Notice Addresses set forth in Section 1l, or to such other address as a party may specify by duly given notice. The parties shall notify the other of any change in address, which notification must be at least 15 days in advance of it being effective.

b.Form; Delivery; Receipt. ALL NOTICES, DEMANDS AND REQUESTS WHICH MAY BE GIVEN OR WHICH ARE REQUIRED TO BE GIVEN BY EITHER PARTY TO THE OTHER MUST BE IN WRITING UNLESS OTHERWISE SPECIFIED. Notices, demands or requests shall be deemed to have been properly given for all purposes only if (i) delivered against a written receipt of delivery, (ii) mailed by express, registered or certified mail of the United States Postal Service, return receipt requested, postage prepaid, or (iii) delivered to a nationally recognized overnight courier service for next business day delivery to the receiving party's address as set forth above or (iv) delivered via telecopier or facsimile transmission to the facsimile number listed above, with an original counterpart of such communication sent concurrently as specified in subsection (ii) or (iii) above and with written confirmation of receipt of transmission provided. Each such notice, demand or request shall be deemed to have been received upon the earlier of the actual receipt or refusal by the addressee or three business days after deposit thereof at any main or branch United States post office if sent in accordance with subsection (ii) above, and the next business day after deposit thereof with the courier if sent pursuant to subsection (iii) above. Notices may be given on behalf of any party by such party's legal counsel.

25.HOLDING OVER. If Tenant holds over after the Expiration Date or other termination of this Lease, such holding over shall not be a renewal of this Lease but shall create a tenancy‑at‑sufferance. Tenant shall continue to be bound by all of the terms and conditions of this Lease, except that during such tenancy‑at‑sufferance, Tenant shall pay to Landlord (i) Base Rent at the rate equal to 150% of that provided for as of the expiration or termination date, and (ii) any and all forms of Additional Rent payable under this Lease. The increased Rent during such holding over is intended to compensate Landlord partially for losses, damages and expenses, including frustrating and delaying Landlord's ability to secure a replacement tenant.

26.RIGHT TO RELOCATE. [Intentionally deleted.]

27.BROKER'S COMMISSIONS. Each party represents and warrants to the other that it has not dealt with any real estate broker, finder or other person with respect to this Lease in any manner, except the Broker identified in Section 1m. Each party shall indemnify and hold the other party harmless from any and all damages resulting from claims that may be asserted against the other party by any other broker, finder or other person (including, without limitation, any substitute or replacement broker claiming to have been engaged by indemnifying party in the future), claiming to have dealt with the indemnifying party in connection with this Lease or any amendment or extension hereto, or which may result in Tenant leasing other or enlarged space from Landlord. The provisions of this paragraph shall survive the termination of this Lease.

28.ANTI-TERRORISM LAWS. During the term, neither Tenant nor its respective constituents or affiliates shall (i) be an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended, (ii) violate the Trading with the Enemy Act, as amended, (iii) violate any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (iv) violate the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”). Tenant shall, promptly following a request from Landlord, provide all documentation and other information that the Lender requests in order to comply with its ongoing obligations under applicable "know your customer" and anti-money laundering rules and regulations, including the Patriot Act.

29.GENERAL PROVISIONS/DEFINITIONS.
a.No Agency. Tenant is not and shall never represent itself to be an agent of Landlord, and Tenant acknowledges that Landlord's title to the Building is paramount, and that Tenant can do nothing to affect or impair Landlord's title.

b.Force Majeure. The term “force majeure” means: fire, flood, extreme weather, labor disputes, strike, lock-out, riot, government interference (including regulation, appropriation or rationing), unusual delay in governmental permitting, unusual delay in deliveries or unavailability of materials, unavoidable casualties, Act of God, or other causes beyond the party’s reasonable control.

c.Building Standard Improvements. The term “Building Standard Improvements” shall mean the standards for normal construction of general office space within the Building as specified by Landlord, including design and construction standards, electrical load factors, materials, fixtures and finishes.

d.Limitation on Damages. Notwithstanding any other provisions in this Lease, neither Landlord nor Tenant shall be liable to the other for any special, consequential, incidental or punitive damages.

e.Satisfaction of Judgments Against Landlord. If Landlord, or its employees, officers, directors, stockholders or partners are ordered to pay Tenant a money judgment because of Landlord's default under this Lease, said money judgment may only be enforced against and satisfied out of: (i) Landlord's interest in the Building in which the Premises are located including the rental income and proceeds from sale; and (ii) any insurance or condemnation proceeds received because of damage or condemnation to, or of, said Building that are available for use by Landlord. No other assets of Landlord or said other parties exculpated by the preceding sentence shall be liable for, or subject to, any such money judgment.

f.Interest. Should Tenant fail to pay any amount due to Landlord within 30 days of the date such amount is due (whether Base Rent, Additional Rent, or any other payment obligation), then the amount due shall thereafter accrue interest at the rate of 12% per annum, compounded monthly, or the highest permissible rate under applicable usury law, whichever is less, until the amount is paid in full.

g.Legal Costs. Should either party prevail in any legal proceedings against the other for breach of any provision in this Lease, then the other party shall be liable for the costs and expenses of the prevailing party, including its reasonable attorneys' fees (at all tribunal levels).

h.Sale of Premises or Building. Landlord may sell the Premises or the Building without affecting the obligations of Tenant hereunder. Upon the sale of the Premises or the Building, Landlord shall be relieved of all responsibility for the Premises and shall be released from any liability thereafter accruing under this Lease.

i.Time of the Essence. Time is of the essence in the performance of all obligations under the terms of this Lease.

j.Transfer of Security Deposit. If any Security Deposit or prepaid Rent has been paid by Tenant, Landlord may transfer the Security Deposit or prepaid Rent to Landlord's successor and upon such transfer, Landlord shall be released from any liability for return of the Security Deposit or prepaid Rent.

k.Tender of Premises. The delivery of a key or other such tender of possession of the Premises to Landlord or to an employee of Landlord shall not operate as a termination of this Lease or a surrender of the Premises unless requested in writing by Landlord.

l.Tenant’s Financial Statements. Upon request of Landlord, Tenant agrees to furnish to Landlord copies of Tenant’s most recent annual, quarterly and monthly financial statements, audited if available. The financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied. The financial statements shall include a balance sheet and a statement of profit and loss, and the annual financial statement shall also include a statement of changes in financial position and appropriate explanatory notes. Landlord may deliver the financial statements to any prospective or existing mortgagee or purchaser of the Building.

m.Recordation. This Lease may not be recorded without Landlord's prior written consent, but Tenant and Landlord agree, upon the request of the other party, to execute a memorandum hereof for recording purposes.

n.Partial Invalidity. The invalidity of any portion of this Lease shall not invalidate the remaining portions of the Lease.

o.Binding Effect. This Lease shall be binding upon the respective parties hereto, and upon their heirs, executors, successors and assigns.

p.Entire Agreement; Construction. This Lease constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written relating to the subject matter hereof. The fact that one of the parties to this Lease may be deemed to have drafted or structured any provision of this Lease shall not be considered in construing or interpreting any particular provision of this Lease, either in favor of or against such party, and Landlord and Tenant hereby waive any applicable rules of construction or interpretation to the contrary.

q.Good Standing. If requested by Landlord, Tenant shall furnish appropriate legal documentation evidencing the valid existence in good standing of Tenant, and the authority of any person signing this Lease to act for the Tenant.

r.Choice of Law. This Lease shall be interpreted and enforced in accordance with the laws of the State in which the Premises are located.

s.Effective Date. This Lease shall become effective as a contract only upon the execution and delivery by both Landlord and Tenant. The date of execution shall be entered on the top of the first page of this Lease by Landlord, and shall be the date on which the last party signed the Lease, or as otherwise may be specifically agreed by both parties. Such date, once inserted, shall be established as the final day of ratification by all parties to this Lease, and shall be the date for use throughout this Lease as the "Effective Date".

30.SPECIAL CONDITIONS. The following special conditions, if any, shall apply, and where in conflict with earlier provisions in this Lease shall control: [None]

31.ADDENDA AND EXHIBITS. If any addenda and/or exhibits are noted below, such addenda and exhibits are incorporated herein and made a part of this Lease.

a.Addendum
b.Exhibit A - Premises
c.Exhibit A-1 - Work Letter
d.Exhibit B - Rules and Regulations
e.Exhibit C - Commencement Agreement
f.Exhibit D - Acceptance of Premises

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SIGNATURE BLOCKS ON NEXT PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in three originals, all as of the day and year first above written.
TENANT:
SURGERY PARTNERS, INC.
a Delaware corporation
By:     /s/ Teresa Sparks
Name:    Teresa Sparks
Title:     CFO
Date:     11/13/15

LANDLORD:
HIGHWOODS REALTY LIMITED PARTNERSHIP
a North Carolina limited partnership

By:     Highwoods Properties, Inc., a Maryland corporation
its general partner
By:     /s/ W. Brian Reames

Name:     W. Brian Reames

Title:     Senior Vice President

Date:     11/17/15

ADDENDUM

I.	ADDITIONAL RENT - OPERATING EXPENSES (EXPENSE STOP)

1.Operating Expenses. The term “Operating Expenses” shall mean all reasonable and customary costs incurred by Landlord in the provision of services to tenants and in the operation, management, repair, replacement and maintenance of the Property (as defined below), including, but not limited to, Taxes (as hereinafter defined), insurance premiums, utilities, heat, air conditioning, janitorial service, labor, materials, supplies, equipment and tools, permits, licenses, inspection fees, salaries and other reasonable compensation of maintenance and management personnel reasonably related to services provided to the Property, management fees, and Common Area expenses.

2.Exclusions to Operating Expenses. Notwithstanding the foregoing, Operating Expenses shall not include the following: depreciation on the Building or equipment therein; ground lease rent; advertising, marketing and promotional costs; interest; executive salaries; real estate brokers’ commissions; overhead and profit paid to subsidiaries or affiliates of Landlord for services, supplies or materials provided on or to the Property, to the extent these costs exceed the amount customarily charged by an independent entity for the same or substantially similar services, supplies and materials; the cost of any services for which Landlord is reimbursed directly, or is entitled to reimbursement, by any tenant or any other third party; and any expenses that do not relate to the operation of the Property. Additionally, Operating Expenses shall not include the costs of capital improvements to the Property; provided, however, Landlord may include in Operating Expenses the costs of the following capital items, amortized on a straight-line basis over their useful lives:

a.Any capital improvements or costs made or incurred in order to comply with any new laws, rules or regulations or any changes in existing laws, rules or regulations adopted by any governmental authority after the Commencement Date; and

b.Any capital improvements or costs made or incurred primarily to promote and protect the health, safety and well being of the Property’s occupants; and

c.Any capital improvements or costs made or incurred primarily to reduce Operating Expenses.

3.Taxes. The term “Taxes” shall mean any fees, charges or assessments related to the Property that are imposed by any governmental or quasi-governmental authority having jurisdiction over the Property, including, without limitation, ad valorem real property taxes; franchise taxes; personal property taxes; assessments, special or otherwise, imposed on the Property; payments in lieu of real estate taxes; sewer rents; transit taxes; and taxes based on rents. Taxes shall also include the reasonable costs incurred by Landlord in connection with any appeal for a reduction of taxes, including, without limitation, the costs of legal consultants, appraisers and accountants. Taxes shall not include any inheritance, estate, succession, transfer, gift, corporate, income or profit tax imposed upon Landlord.

4.Property. The term “Property” shall mean the Building and the improvements, equipment and systems situated therein; the Common Areas; and the real property upon which the Building and Common Areas are situated.

5.Tenant’s Proportionate Share. The term “Tenant’s Proportionate Share” shall mean 41.76% calculated by dividing the approximately 56,141 rentable square feet of the Premises by the approximately 134,432 net rentable square feet of the Building. To the extent any Operating Expenses are related to the Building and one or more other buildings owned by Landlord or its affiliate, those Operating Expenses shall be reasonably allocated by Landlord on an equitable pro rata basis among all of the buildings to which those expenses are related; and Tenant’s Proportionate Share of those expenses shall be calculated based only on the amount of those expenses allocated to the Building.

6.Expense Stop. The term “Expense Stop” shall mean an amount equal to $8.25 per rentable square foot of the Building.

Notwithstanding any provision herein to the contrary, Landlord hereby agrees that except for Taxes, insurance, utilities, snow and ice removal, and expenses incurred due to Acts of God for which Landlord is not otherwise reimbursed through insurance or other third party sources (collectively, “Uncontrollable Expenses”), the Operating Expenses for the Building shall not increase, on a cumulative and compound basis, by more than five percent (5%) per annum for purposes of calculating Tenant’s Proportionate Share. Tenant shall pay the full amount of Tenant’s Proportionate Share of increases in Uncontrollable Expenses.

7.	Payment of Additional Rent. For each calendar year (or partial calendar year) during the Term, Tenant shall pay to Landlord, as
Additional Rent, Tenant's Proportionate Share of any increase in Operating Expenses above the Expense Stop. For any period in which the occupancy of the rentable area of the Building is less than 95%, those portions of Operating Expenses that vary based on occupancy will be adjusted for the period as if the Building was at 95% occupancy.

8.Landlord’s Estimate. For the calendar year (or partial calendar year) beginning on the Commencement Date and for each calendar year thereafter during the Term, Landlord shall deliver to Tenant a written statement of the reasonable estimated increase in Operating Expenses for that calendar year (if any) above the Expense Stop. Based on Landlord’s estimate, Tenant shall pay to Landlord Tenant's Proportionate Share of the estimated increases in Operating Expenses in 12 equal monthly installments, which shall be due and payable at the same time and in the same manner as Base Rent.

9.Annual Reconciliation. Within 180 days after the end of each calendar year or as soon as possible thereafter, Landlord shall send Tenant an annual statement of the actual Operating Expenses for the preceding calendar year (the “Annual Statement”). Landlord’s failure to render an Annual Statement for any calendar year shall not prejudice Landlord’s right to issue an Annual Statement with respect to that calendar year or any subsequent calendar year, nor shall Landlord’s rendering of an incorrect Annual Statement prejudice Landlord’s right subsequently to issue a corrected Annual Statement. Pursuant to the Annual Statement, Tenant shall pay to Landlord Additional Rent as owed within 30 days after Tenant’s receipt of the Annual Statement, or Landlord shall adjust Tenant's Rent payments if Landlord owes Tenant a credit. After the Expiration Date or earlier termination date of the Lease, Landlord shall send Tenant the final Annual Statement for the Term, and Tenant shall pay to Landlord Additional Rent as owed within 30 days after Tenant’s receipt of the Annual Statement, or, if Landlord owes Tenant a credit, then Landlord shall pay Tenant a refund. If this Lease expires or terminates on a day other than December 31, then Additional Rent shall be prorated on a 365‑day calendar year (or 366 if a leap year). If there is a decrease in Operating Expenses in any subsequent year below Expense Stop, then no Additional Rent shall be due on account of Operating Expenses; provided, however, Tenant shall not be entitled to any credit, refund or other payment that would reduce the amount of any other Additional Rent or Base Rent owed by Tenant.

10.Tenant’s Review of Operating Expenses. No more than once per calendar year, Tenant, or a qualified professional selected by Tenant (the “Reviewer”), may review Landlord’s books and records relating to Operating Expenses (the “Review”), subject to the following terms and conditions:

a.Tenant must deliver notice of the Review to Landlord within 30 days of Tenant's receipt of the Annual Statement. Thereafter, Tenant must commence and complete its Review within a reasonable time, not to exceed 180 days following Tenant’s receipt of the Annual Statement. In order to conduct a Review, Tenant must not be in default under the Lease beyond any applicable cure period at the time it delivers notice of the Review to Landlord or at the time the Review commences. No subtenant shall have any right to conduct a Review, and no assigns shall conduct a Review for any period during which such assignee was not in possession of the Premises. If Tenant elects to have a Reviewer conduct the Review, the Reviewer must be an independent nationally or regionally recognized accounting firm that is not being compensated by Tenant on a contingency fee basis.

b.Tenant’s Review shall only extend to Landlord’s books and records specifically related to Operating Expenses for the Property during the calendar year for which the Annual Statement was provided. Books and records necessary to accomplish any Review shall be retained for 12 months after the end of each calendar year, and, upon Landlord’s receipt of Tenant’s notice, shall be made available to Tenant to conduct the Review. The Review shall be conducted during regular business hours at either the Landlord’s division office for the area in which the Premises are located or Landlord’s home office in Raleigh, North Carolina, as selected by Landlord.

c.As a condition to the Review, Tenant and Tenant’s Reviewer shall execute a written agreement providing that the Reviewer is not being compensated on a contingency fee basis and that all information obtained through the Review, as well as any compromise, settlement or adjustment reached as a result of the Review, shall be held in strict confidence and shall not be revealed in any manner to any person except: (i) upon the prior written consent of the Landlord, which consent may be withheld in Landlord’s sole discretion; (ii) if required pursuant to any litigation between Landlord and Tenant materially related to the facts disclosed by the Review; or (iii) if required by law. The written agreement may also set forth Landlord’s reasonable procedures and guidelines for Tenant and Tenant’s Reviewer to follow when conducting the Review.

d.If, after Tenant’s Review, Tenant disputes the amount of Operating Expenses set forth in the Annual Statement, Tenant or Tenant’s Reviewer shall submit a written report to Landlord within 30 days after the completion of the Review setting forth any claims to be asserted against Landlord as a result of the Review and specific and detailed explanations as to the reason for the claim(s) (the “Report”). Landlord and Tenant then shall use good faith efforts to resolve Tenant’s claims set forth in the Report. If the parties do not reach agreement on the claims within 30 days after Landlord’s receipt of the Report, then the dispute shall be submitted to arbitration as hereinafter provided. Within 20 days after expiration of the 30-day period referenced in the foregoing sentence, each party shall appoint as an arbitrator a reputable independent nationally or regionally recognized accounting firm with at least 10 years experience in accounting related to commercial lease transactions and shall give notice of such appointment to the other party; provided, however, if Tenant used a Reviewer to perform the Review, the Reviewer shall be deemed to have been appointed by Tenant as its arbitrator for purposes of this provision. Within 10 days after appointment of the second arbitrator, the two arbitrators shall appoint a third arbitrator who shall be similarly qualified. If the two arbitrators are unable to agree timely on the selection of the third arbitrator, then either arbitrator on behalf of both may request such appointment from the office of the American Arbitration Association ("AAA") nearest to Landlord. The arbitration shall be conducted in accordance with the rules of the AAA. If the AAA shall cease to provide arbitration for commercial disputes in location, the third arbitrator shall be appointed by any successor organization providing substantially the same services. Within 10 days after the third arbitrator has been selected, each of the other two arbitrators, on behalf of the party it represents, shall submit a written statement, along with any supporting document, data, reports or other information, setting forth its determination of the amount of Operating Expenses that are in dispute. The third arbitrator will resolve the dispute by selecting the statement of one of the parties as submitted to the third arbitrator. Within 10 days after the third arbitrator’s receipt of the statements from the other arbitrators, the third arbitrator shall notify both parties in writing of the arbitrator’s decision. The decision of the third arbitrator shall be final and binding upon the parties and their respective heirs, executors, successors and assigns. If either of the parties fails to furnish its statement to the third arbitrator within the time frame specified herein, the third arbitrator shall automatically adopt the other party’s statement as final and binding. The cost of arbitration (exclusive of each party’s witness and attorneys’ fees, which shall be paid by the party) shall be shared equally by the parties.

e.If the Review or subsequent arbitration determines that Operating Expenses in the applicable calendar year were overstated, in the aggregate, by 10% or more, then Landlord shall reimburse Tenant for Tenant’s reasonable Review costs; otherwise, Tenant shall pay its own costs in connection with the Review.

II.	RENEWAL OPTIONS

1.	Option to Extend. Tenant shall have the right and option to renew the Lease ("Renewal Option") for two additional periods of five years each (each an “Option Term”) (a separate notice is required for each Option Term); provided, however, each Renewal Option is contingent upon the following: (i) Tenant is not in default at the time Tenant gives Landlord notice of Tenant’s intention to exercise the applicable Renewal Option; (ii) upon the Expiration Date of the initial Term or the expiration of the first Option Term, as applicable, Tenant has no outstanding default; (iii) Tenant is not disqualified by multiple defaults as provided in the Lease; and (iv) Tenant is occupying the Premises. Following the expiration of the second Option Term, Tenant shall have no further right to renew the Lease pursuant to this provision.

2.Exercise of Option. If Tenant elects to exercise the Renewal Option for the first Option Term, then it must do so by giving Landlord notice at least 12 months prior to the Expiration Date of the initial Term. If Tenant exercises the Renewal Option for the first Option Term and thereafter elects to exercise the Renewal Option for the second Option Term, then it must do so by giving Landlord notice at least 12 months prior to the Expiration Date of the second Option Term. If Tenant fails to give notice to Landlord prior to the applicable 12-month period, then Tenant shall forfeit the Renewal Option. If Tenant exercises the Renewal Option, then during the applicable Option Term, Landlord and Tenant’s respective rights, duties and obligations shall be governed by the terms and conditions of the Lease, except as provided otherwise herein. Time is of the essence in exercising each Renewal Option. In the event Landlord consents to an assignment or sublease by Tenant to an unaffiliated third party, then the Renewal Option shall automatically terminate unless otherwise agreed in writing by Landlord.

3.Term. If Tenant exercises the Renewal Option, then during the applicable Option Term, all references to the term “Term”, as used in the Lease, shall mean the “Option Term”.

4.Base Rent for Option Terms. The minimum Base Rent for each Option Term shall be the Fair Market Rental Rate, determined as follows:
Definition. The term "Fair Market Rental Rate" shall mean the market rental rate for the time period such determination is being made for office space in same-class office buildings in the Seven Springs area of Brentwood, Tennessee ("AREA") of comparable condition for space of equivalent quality, size, utility, and location. Such determination shall take into account all relevant factors, including, without limitation, the following matters: the credit standing of Tenant; the length of the term; expense stops; the fact that Landlord will experience no vacancy period and that Tenant will not suffer the costs and business interruption associated with moving its offices and negotiating a new lease; construction allowances and other tenant concessions that would be available to tenants comparable to Tenant in the AREA (such as moving expense allowance, free rent periods, and lease assumptions and take‑over provisions, if any, but specifically excluding the value of improvements installed in the Premises at Tenant's cost), and whether adjustments are then being made in determining the rental rates for renewals in the AREA because of concessions being offered by Landlord to Tenant (or the lack thereof for the Option Term in question). For purposes of such calculation, it will be assumed that Landlord is paying a representative of Tenant a brokerage commission in connection with the Option Term in question, based on the then current market rates.
Determination. Landlord shall deliver to Tenant notice of the Fair Market Rental Rate (the "FMR Notice") for the Premises for the Option Term in question within 30 days after Tenant exercises the option giving rise for the need to determine the Fair Market Rental Rate. If Tenant disagrees with Landlord's assessment of the Fair Market Rental Rate specified in a FMR Notice, then it shall so notify Landlord in writing within 10 business days after delivery of such FMR Notice; otherwise, the rate set forth in such notice shall be the Fair Market Rental Rate. If Tenant timely delivers to Landlord notice that Tenant disagrees with Landlord's assessment of the Fair Market Rental Rate, then Landlord and Tenant shall meet to attempt to determine the Fair Market Rental Rate. If Tenant and Landlord are unable to agree on such Fair Market Rental Rate within 10 business days after Tenant notifies Landlord of Tenant’s disagreement with Landlord's assessment thereof, then Landlord and Tenant shall each appoint an independent real estate appraiser with an MAI designation and with at least 10 years' commercial real estate appraisal experience in the AREA market. The two appraisers shall then, within 10 days after their designation, select an independent third appraiser with like qualifications. Within 20 business days after the selection of the third appraiser, a majority of the appraisers shall determine the Fair Market Rental Rate. If a majority of the appraisers is unable to agree upon the Fair Market Rental Rate by such time, then the two closest appraisals shall be averaged and the average will be the Fair Market Rental Rate. Tenant and Landlord shall each bear the entire cost of the appraiser selected by it and shall share equally the cost of the third appraiser.

I. MONUMENTAL STAIRCASE
Landlord hereby grants Tenant the right to install a monumental staircase in the Premises connecting Suite 400 and Suite 500 (the "Staircase"). Tenant is responsible for all costs associated with the construction and installation of the Staircase (which costs may be deducted from the Allowance, subject to the terms and conditions of the Work Letter set forth in Exhibit A-1 to this Lease). The exact location, design, plans and specifications for the Staircase are subject to Landlord's prior written approval, which will not be unreasonably withheld, conditioned or delayed. The Staircase will be considered a Non-Standard Improvement for purposes of the Lease. Upon the expiration or termination of the Lease, unless otherwise approved in writing by the Landlord (which approval may be granted or denied at Landlord's sole discretion), Tenant, at its sole cost and expense, will be responsible for removing the Staircase and restoring those portions of the Premises affected by the removal.

EXHIBIT A
PREMISES

EXHIBIT A-1
WORK LETTER [Tenant to do Work]
WORK LETTER. This Work Letter sets forth the rights and obligations of Landlord and Tenant with respect to space planning, engineering, final working drawings, and the construction and installation of any improvements to the Premises to be completed in connection with the commencement of the Lease ("Tenant Improvements"). Upon completion, the Tenant Improvements shall become part of the Building. This Work Letter contemplates that the performance of the Tenant Improvement work will proceed in four stages in accordance with the following schedule: (i) preparation of a space plan; (ii) final design and engineering and preparation of final plans and working drawings; (iii) preparation by the Contractor (as hereinafter defined) of an estimate of the cost of the Tenant Improvements; (iv) submission and approval of plans by appropriate governmental authorities and construction and installation of the Tenant Improvements.
In consideration of the mutual covenants hereinafter contained, Landlord and Tenant do mutually agree to the following:
1.Allowance. Landlord agrees, at its sole cost and expense, to provide an allowance in the amount equal to $40.00 per rentable square foot of the Premises ($2,245,640.00 based on 56,141 rsf) to design, engineer, install, supply and otherwise to construct the Tenant Improvements in the Premises that will become a part of the Building (the "Allowance"); otherwise, Tenant is fully responsible for the payment of all costs in connection with the Tenant Improvements. Notwithstanding any provision herein to the contrary, the Allowance is only available for Tenant’s use for a period of 180 days after the Commencement Date. Any portion of the Allowance not used within the 180-day period shall be deemed forfeited by Tenant and shall no longer be available for Tenant’s use. No portion of the Allowance may be used for moving expenses, furniture or other personal property, and there shall be no credit against rent or cash available to Tenant for any unused portion of the Allowance.

2.Space Planning, Design and Working Drawings.
a.Tenant shall provide and designate architects and engineers (“Architect”) licensed in the State in which the Premises are located and reasonably approved in writing by Landlord, which Architect will complete construction and mechanical drawings and specifications as required to construct the Tenant Improvements. Architect shall comply with the following:

i.Attend a reasonable number of meetings with Tenant and Landlord's agent to define Tenant’s requirements. Tenant shall provide one complete space plan prepared by Tenant’s Architect in order to obtain Landlord’s written approval of such space plan. If Tenant makes any revisions to the space plan after it has been approved by both Landlord and Tenant, Tenant shall pay all additional costs and expenses incurred as a result of such revisions.

ii.Complete construction drawings for Tenant's partition layout, reflected ceiling grid, telephone and electrical outlets, keying, and finish schedule (subject to the limitation expressed in Section 2 below).

iii.Complete Building standard mechanical plans where necessary (for installation of air conditioning system and ductwork, and heating and electrical facilities) in connection with the Work.

b.All plans and working drawings for the construction and completion of the Tenant Improvements (the “Plans”) shall be subject to Landlord's prior written approval. Any changes or modifications Tenant desires to make to the Plans shall also be subject to Landlord's prior approval. Landlord agrees that it will not unreasonably withhold its approval of the Plans, or of any changes or modifications thereof; provided, however, Landlord shall have sole and absolute discretion to approve or disapprove any Tenant Improvements that will be visible to the exterior of the Premises, or which may affect the structural integrity of the Building. Any approval of the Plans by Landlord shall not constitute approval of any delays caused by Tenant and shall not be deemed a waiver of any rights or remedies that may arise as a result of such delays.

3.Signage and Keying. Door and/or directory signage and suite keying in accordance with Building standards shall be provided and installed by Landlord at Tenant’s expense (which expense may be deducted from the Allowance). One access card/key fob per current employee on site as of the Commencement Date will be provided out of the Allowance, with the number of cards/fobs not to exceed Tenant’s occupancy ratio set forth in Section 1e of the Lease. Any subsequently issued access cards/fobs will be at Tenant’s expense. Tenant shall be responsible for the replacement costs for any unreturned access cards/key fobs at the expiration or termination of the Lease, which costs may be deducted from the Security Deposit (if any).

4.Work and Materials at Tenant's Expense; Payment of Allowance.
a.Tenant shall select Contractors licensed in the State in which the Premises are located, to provide the work and materials to construct the Tenant Improvements. The Contractors shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld.

b.ALL WORK IS TO BE PERFORMED IN COMPLIANCE WITH LANDLORD’S CONSTRUCTION RULES, REGULATIONS AND SPECIFICATIONS (“CONSTRUCTION RULES”), A COPY OF WHICH HAS BEEN PROVIDED TO TENANT. IT IS TENANT’S RESPONSIBILITY TO MAKE SURE THAT ITS CONTRACTOR COMPLIES WITH ALL CONSTRUCTION RULES. IF TENANT HAS NOT RECEIVED A COPY OF THE CONSTRUCTION RULES, IT IS THE RESPONSIBILITY OF TENANT TO OBTAIN A COPY PRIOR TO COMMENCEMENT OF ANY CONSTRUCTION ACTIVITIES. FAILURE TO COMPLY WITH THE CONSTRUCTION RULES IS A DEFAULT UNDER THE LEASE.

c.Tenant shall pay Landlord a fee of 5% of the cost of the work to reimburse Landlord for its costs and expenses in monitoring construction of the Tenant Improvements to assure they are being constructed in accordance with the approved Plans. This fee may be deducted from the Allowance by Landlord. Upon substantial completion of the Tenant Improvements, Landlord shall participate with Tenant and the Contractor in a walk-through of the Premises and the creation of a punchlist identifying any items that are not complete or need to be corrected in order to comply with the approved Plans. Tenant agrees to diligently pursue the completion of any punchlist items by the Contractor.

d.Upon completion of the Tenant Improvements and within five (5) business days after demand by Landlord, Tenant shall deliver to Landlord (i) final releases of lien from all contractors, subcontractors and materialmen performing any work or providing any materials for the Tenant Improvements, and from any lienors giving notice required under law; (ii) a final contractor’s affidavit from the general Contractor in accordance with applicable law; and (iii) any supporting documentation evidencing final completion and payment of the Tenant Improvements reasonably requested by Landlord.

e.Upon satisfaction of all of the foregoing requirements, Landlord shall pay to Tenant the Allowance in cash by wire transfer pursuant to instructions provided by Tenant.

5.Commencement Date. The Commencement Date of the Lease shall not be delayed by reason of the non-completion of the Tenant Improvements or the failure to obtain a certificate of occupancy or a temporary certificate of occupancy for the Premises, except to the extent (if any) that the delay is caused directly by Landlord’s failure to comply with its obligations hereunder, and except as provided in Article 3 of the Lease.

6.Materials and Workmanship. Tenant covenants and agrees that all work performed in connection with the construction of the Tenant Improvements shall be performed in a good and workmanlike manner and in accordance with all applicable laws and regulations and with the final approved Plans. Tenant agrees to exercise due diligence in completing the construction of the Premises.

7.Insurance; Indemnity.    Prior to entering the Premises or commencing construction, Tenant shall comply with all insurance provisions of the Lease. All waiver and indemnity provisions of the Lease shall apply upon Tenant’s (or its Contractor’s) entry of the Premises.

EXHIBIT B
RULES AND REGULATIONS

1.
Access to Building. On Saturdays, Sundays, legal holidays and weekdays between the hours of 6:00 P.M. and 8:00 A.M., access to the Building and/or to the halls, corridors, elevators or stairways in the Building may be restricted and access shall be gained by use of a key or electronic card to the outside doors of the Buildings. Landlord may from time to time establish security controls for the purpose of regulating access to the Building. Tenant shall be responsible for providing access to the Premises for its agents, employees, invitees and guests at times access is restricted, and shall comply with all such security regulations so established.

2.	Protecting Premises. The last member of Tenant to leave the Premises shall close and securely lock all doors or other means of entry to the Premises and shut off all utilities in the Premises.

3.
Building Directories. The directories for the Building in the form selected by Landlord shall be used exclusively for the display of the name and location of tenants. Any additional names and/or name change requested by Tenant to be displayed in the directories must be approved by Landlord and, if approved, will be provided at the sole expense of Tenant.

4.
Large Articles. Furniture, freight and other large or heavy articles may be brought into the Building only at times and in the manner designated by Landlord and always at Tenant's sole responsibility. All damage done to the Building, its furnishings, fixtures or equipment by moving or maintaining such furniture, freight or articles shall be repaired at Tenant’s expense.

5.
Signs. Tenant shall not paint, display, inscribe, maintain or affix any sign, placard, picture, advertisement, name, notice, lettering or direction on any part of the outside or inside of the Building, or on any part of the inside of the Premises which can be seen from the outside of the Premises, without the written consent of Landlord, and then only such name or names or matter and in such color, size, style, character and material as shall be first approved by Landlord in writing. Landlord, without notice to Tenant, reserves the right to remove, at Tenant's expense, all matter other than that provided for above.

6.
Compliance with Laws. Tenant shall comply with all applicable laws, ordinances, governmental orders or regulations and applicable orders or directions from any public office or body having jurisdiction, whether now existing or hereinafter enacted with respect to the Premises and the use or occupancy thereof. Tenant shall not make or permit any use of the Premises which directly or indirectly is forbidden by law, ordinance, governmental regulations or order or direction of applicable public authority, which may be dangerous to persons or property or which may constitute a nuisance to other tenants.

7.
Hazardous Materials. Tenant shall not use or permit to be brought into the Premises or the Building any flammable oils or fluids, or any explosive or other articles deemed hazardous to persons or property, or do or permit to be done any act or thing which will invalidate, or which, if brought in, would be in conflict with any insurance policy covering the Building or its operation, or the Premises, or any part of either, and will not do or permit to be done anything in or upon the Premises, or bring or keep anything therein, which shall not comply with all rules, orders, regulations or requirements of any organization, bureau, department or body having jurisdiction with respect thereto (and Tenant shall at all times comply with all such rules, orders, regulations or requirements), or which shall increase the rate of insurance on the Building, its appurtenances, contents or operation.

8.
Defacing Premises and Overloading. Tenant shall not place anything or allow anything to be placed in the Premises near the glass of any door, partition, wall, window or window sill that may be unsightly from outside the Premises. Tenant shall not place or permit to be placed any article of any kind on any window ledge or on the exterior walls; blinds, shades, awnings or other forms of inside or outside window ventilators or similar devices shall not be placed in or about the outside windows in the Premises except to the extent that the character, shape, color, material and make thereof is approved by Landlord. Tenant shall not do any painting or decorating in the Premises or install any floor coverings in the Premises or make, paint, cut or drill into, or in any way deface any part of the Premises or Building without in each instance obtaining the prior written consent of Landlord. Tenant shall not overload any floor or part thereof in the Premises, or any facility in the Building or any public corridors or elevators therein by bringing in or removing any large or heavy articles and Landlord may direct and control the location of safes, files, and all other heavy articles and, if considered necessary by Landlord may require Tenant at its expense to supply whatever supplementary supports necessary to properly distribute the weight.

9.
Obstruction of Public Areas. Tenant shall not, whether temporarily, accidentally or otherwise, allow anything to remain in, place or store anything in, or obstruct in any way, any sidewalk, court, hall, passageway, entrance, or shipping area. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition, and move all supplies, furniture and equipment as soon as received directly to the Premises, and shall move all such items and waste (other than waste customarily removed by Building employees) that are at any time being taken from the Premises directly to the areas designated for disposal. All courts, passageways, entrances, exits, elevators, escalators, stairways, corridors, halls and roofs are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interest of the Building and its tenants; provided, however, that nothing herein contained shall be construed to prevent such access to persons with whom Tenant deals within the normal course of Tenant's business so long as such persons are not engaged in illegal activities.

10.
Additional Locks. Tenant shall not attach, or permit to be attached, additional locks or similar devices to any door or window, change existing locks or the mechanism thereof, or make or permit to be made any keys for any door other than those provided by Landlord. Upon termination of this Lease or of Tenant's possession, Tenant shall immediately surrender all keys to the Premises.

11.
Communications or Utility Connections. If Tenant desires signal, alarm or other utility or similar service connections installed or changed, then Tenant shall not install or change the same without the approval of Landlord, and then only under direction of Landlord and at Tenant's expense. Tenant shall not install in the Premises any equipment which requires a greater than normal amount of electrical current for the permitted use without the advance written consent of Landlord. Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in the Premises, taking into account the capacity of the electric wiring in the Building and the Premises and the needs of other tenants in the Building, and shall not in any event connect a greater load than that which is safe.

12.
Office of the Building. Service requirements of Tenant will be attended to only upon application at the office of Highwoods Properties, Inc. Employees of Landlord shall not perform, and Tenant shall not engage them to do any work outside of their duties unless specifically authorized by Landlord.

13.
Restrooms. The restrooms, toilets, urinals, vanities and the other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant whom, or whose employees or invitees, shall have caused it.

14.
Intoxication. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated, or under the influence of liquor or drugs, or who in any way violates any of the Rules and Regulations of the Building.

15.
Nuisances and Certain Other Prohibited Uses. Tenant shall not (a) install or operate any internal combustion engine, boiler, machinery, refrigerating, heating or air conditioning apparatus in or about the Premises; (b) engage in any mechanical business, or in any service in or about the Premises or Building, except those ordinarily embraced within the Permitted Use as specified in the Lease; (c) use the Premises for housing, lodging, or sleeping purposes; (d) prepare or warm food in the Premises or permit food to be brought into the Premises for consumption therein (heating coffee and individual lunches of employees excepted) except by express permission of Landlord; (e) place any radio or television antennae on the roof or on or in any part of the inside or outside of the Building other than the inside of the Premises, or place a musical or sound producing instrument or device inside or outside the Premises which may be heard outside the Premises; (f) use any power source for the operation of any equipment or device other than dry cell batteries or electricity; (g) operate any electrical device from which may emanate waves that could interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere; (h) bring or permit to be in the Building any bicycle, other vehicle, dog (except in the company of a blind person), other animal or bird; (i) make or permit any objectionable noise or odor to emanate from the Premises; (j) disturb, harass, solicit or canvass any occupant of the Building; (k) do anything in or about the Premises which could be a nuisance or tend to injure the reputation of the Building; (i) allow any firearms in the Building or the Premises except as approved by Landlord in writing.

16.
Solicitation. Tenant shall not canvass other tenants in the Building to solicit business or contributions and shall not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the Premises unless ordinarily embraced within the Tenant's Permitted Use as specified in the Lease.

17.
Energy Conservation. Tenant shall not waste electricity, water, heat or air conditioning and agrees to cooperate fully with Landlord to insure the most effective operation of the Building's heating and air conditioning, and shall not allow the adjustment (except by Landlord's authorized Building personnel) of any controls. No space heaters are allowed in any Leased Premises.

18.
Building Security. At all times other than normal business hours the exterior Building doors and suite entry door(s) must be kept locked to assist in security. The janitorial service, upon completion of its duties, will lock all Building doors. Problems in Building and suite security should be directed to Landlord at (615) 320-5566.

19.
Parking. Parking is in designated parking areas only. There may be no vehicles in "no parking" zones or at curbs. Handicapped spaces are for handicapped persons and the Police Department will ticket unauthorized (unidentified) cars in handicapped spaces. Landlord reserves the right to remove vehicles that do not comply with the Lease or these Rules and Regulations and Tenant shall indemnify and hold harmless Landlord from its reasonable exercise of these rights with respect to the vehicles of Tenant and its employees, agents and invitees.

20.
Janitorial Service. The janitorial staff will remove all trash from trash cans. Any container or boxes left in hallways or apparently discarded, unless clearly and conspicuously labeled DO NOT REMOVE, may be removed without liability to the janitorial company or Landlord. Any large volume of trash resulting from delivery of furniture, equipment, etc., should be removed by the delivery company, Tenant, or Landlord at Tenant's expense. Janitorial service will be provided after hours five days a week. All requests for trash removal other than normal janitorial services should be directed to Landlord at (615) 320-5566.

21.
Construction. Tenant shall make no structural or interior alterations of the Premises. All structural and nonstructural alterations and modifications to the Premises shall be coordinated through Landlord as outlined in the Lease. Completed construction drawings of the requested changes are to be submitted to Landlord or its designated agent for pricing and construction supervision.

22.
No Smoking. Smoking of any kind or type, including without limitation, cigarettes, cigars, pipes, other tobacco products, or illegal substances is prohibited in the Building, including, but not limited to, tenant spaces, Common Areas such as restrooms, elevators, stairwells, hallways, lobbies, public, health or fitness centers, mail rooms, vending rooms, loading docks, mechanical and electrical rooms, roofs, and/or other areas specifically posted by Landlord. Landlord may from time to time designate certain “Smoking Areas” outside the Building, and smoking on the Property shall be limited to such areas. Additionally, tenants of the Building and their employees shall deposit all cigarette and cigar butts in the ash urns provided by Landlord at certain locations outside the Building. Following at least one prior written notice of violation, Landlord shall have the right to bill Tenant a fee of Twenty-Five Dollars ($25.00) per day per each employee of Tenant that violates this Section, which charge shall be deemed to be Additional Rent.

23.
Plumbing Connections. If Tenant desires to install any single piece of equipment or appliance in the Premises which requires a connection of any kind to the Building’s plumbing system, then Tenant shall not connect the same without obtaining the prior written approval of Landlord, and then only under direction of Landlord and at Tenant’s expense. Furthermore, any such connection to the Building plumbing system made by Tenant within the Premises shall only be done by utilizing fittings, valves, and/or connectors made out of copper tubing with brass fittings or braided steel tubing with metal fittings. No connection may be made by using plastic material. Any work associated with making any such connection must be performed by a licensed plumber.

24.
Water Heaters. Tenant, at Tenant’s expense, shall institute an appropriate water heater installation and maintenance plan for any and all water heaters serving the Premises. Tenant’s water heater installation and maintenance plan shall include the following:

•	Tenant shall not install any water heaters in the Building without first obtaining Landlord’s prior written consent.

•
Tenant shall, at Tenant’s expense, cause any water heater serving the Premises to be installed in accordance with all applicable laws, including, but not limited to, applicable building code. All such installation shall be permitted by the local jurisdiction having authority when required.

•	Tenant shall, at Tenant’s expense, ensure that all water heater installations have the necessary temperature and pressure relief valve connection, a drip pan, and an appropriate drain line.

•
Tenant shall, at Tenant’s expense, conduct periodic visual inspections of water heaters serving the Premises and any associated pressure tanks (twice annually, at a minimum) to check for any signs of leakage, corrosion, rust, or line kinks.

•	Tenant shall, at Tenant’s expense, replace/repair water heaters and/or pressure tanks serving the Premises that reveal signs of leakage, corrosion, rust, or line kinks.

•
Tenant shall not use any water heater serving the Premises that is more than 10 years old. Tenant shall, at Tenant’s expense, replace each and every water heater and associated pressure tank serving the Premises once they reach 10 years of service.

EXHIBIT C
COMMENCEMENT AGREEMENT AND LEASE AMENDMENT NUMBER ONE

This COMMENCEMENT AGREEMENT (the “Agreement”), made and entered into as of this _______ day of ________________, 20__ by and between HIGHWOODS REALTY LIMITED PARTNERSHIP, with its principal office at 3322 West End Avenue, Ste. 600, Nashville, Tennessee 37203 (“Landlord”) and SURGERY PARTNERS, INC., a Delaware corporation, with its principal office at _________________________________________ (“Tenant”);

W I T N E S S E T H :

WHEREAS, Tenant and Landlord entered into that certain Lease Agreement dated ___________________ (the “Lease”), for space designated as Suite ________, comprising approximately ___________ rentable square feet, in the ____________ Building, located at _______________, ________________, Tennessee; and

WHEREAS, the parties desire to establish the Commencement Date and Expiration Date as set forth below,

NOW, THEREFORE, in consideration of the mutual and reciprocal promises herein contained, Tenant and Landlord hereby agree that said Lease hereinafter described be, and the same is hereby modified in the following particulars:

1.The term of the Lease by and between Landlord and Tenant actually commenced on ___________________ (the “Commencement Date”). The initial term of said Lease shall terminate on ___________________ (the “Expiration Date”). Section 3, entitled “Term”, and all references to the Commencement Date and Termination Date in the Lease are hereby amended.

2.Except as modified and amended by this Agreement, the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Agreement to be duly executed, as of the day and year first above written.

Tenant: SURGERY PARTNERS, INC.
a Delaware corporation

By:

Printed Name:

Title:

Date:

Landlord: HIGHWOODS REALTY LIMITED PARTNERSHIP
a North Carolina limited partnership

By:    Highwoods Properties, Inc., a Maryland corporation,
its General Partner

By:    ____________________________________

Printed Name: W. Brian Reames

Title:    Senior Vice President

Date:

EXHIBIT D
ACCEPTANCE OF PREMISES

Tenant:
Landlord:
Date Lease Signed:
Term of Lease:	months.

Address of Leased Premises
Suite:	Containing approximately	square feet, located
at	________
________

Commencement Date:
Expiration Date:

The above described Premises are accepted by Tenant as suitable for the purpose for which they were let. The above described lease term commences and expires on the dates set forth above. Tenant acknowledges that on
it received from Landlord	keys to the Premises. It is understood that if there is a
punch list which will be completed after move-in, then said punch list will be an exhibit hereto.

TENANT	LANDLORD

(Type/Print Name of Tenant)	(Type/Print Name of Landlord)

(Signature)	(Signature)

(Type/Pint Name and Title)	(Type/Print Name and Title)